INDEPENDENT AUDITORS' REPORT
                               ------------------

To the Board of Directors and Shareholders of On-Point Technology Systems, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of On-Point Technology Systems, Inc. and Subsidiaries as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of On-Point Technology Systems Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements, refer to above, present fairly, in all material respects, the consolidated financial position of On-Point Technology Systems, Inc. and Subsidiaries as of December 31, 2000, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


Rothstein, Kass & Company, PC
Roseland, New Jersey
March 12, 2000

                          INDEPENDENT AUDITORS' REPORT
                               ------------------

To the Board of Directors and Shareholders of On-Point Technology Systems, Inc. and Subsidiaries:

We have audited the accompanying consolidated statements of operations, shareholders' equity and cash flows of On-Point Technology Systems, Inc. and subsidiaries for the year ended December 31, 1999. These financial statements are the responsibility of On-Point Technology Systems, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated results of operations and consolidated cash flows of On-Point Technology Systems, Inc. and subsidiaries for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
San Diego, California
May 27, 2000

               ON-POINT TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2000



Thousands of dollars, except share amounts                                 2000
                                                                           ----

Assets
Cash and cash equivalents                                              $    139
Accounts receivable, net                                                  1,406
Inventories                                                               5,907
Net investment in sales-type leases                                       1,189
Other current assets                                                         54
--------------------------------------------------------------------------------
Total current assets                                                      8,695
--------------------------------------------------------------------------------
Plant, property and equipment, net                                          296
Net investment in sales-type leases                                       2,352
Property under operating leases, net                                        601
Property, previously under lease agreement with                           1,825
  Solutioneering, net
Other assets                                                              2,174
--------------------------------------------------------------------------------
Total assets                                                           $ 15,943
================================================================================

Liabilities and shareholders' equity
--------------------------------------------------------------------------------
Accounts payable                                                       $  1,553
Accrued expenses and current liabilities                                    517
--------------------------------------------------------------------------------
Total current liabilities                                                 2,070
--------------------------------------------------------------------------------
Long-term debt                                                            5,766
--------------------------------------------------------------------------------
Shareholders' equity:
    Preferred stock, no par value, 2,000,000 shares
      authorized, no shares issued or outstanding
    Common stock, $.03 par value, 13,333,334 shares
      authorized, 4,305,496, issued and outstanding                         129
    Shares to be issued                                                     950
    Additional paid-in capital                                           33,124
    Accumulated deficit                                                 (26,096)
--------------------------------------------------------------------------------
Total shareholders' equity                                                8,107
--------------------------------------------------------------------------------
Total liabilities and shareholders' equity                             $ 15,943
================================================================================



    See accompanying notes to consolidated financial statements.

               ON-POINT TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999



                                                       2000           1999
                                                       ----           ----

Thousands of dollars/shares, except per share amounts

Revenues                                              $ 10,293         $ 13,481
Cost of sales                                            8,586           11,144
--------------------------------------------------------------------------------
Gross profit                                             1,707            2,337
--------------------------------------------------------------------------------
Operating expenses:
    Selling, general and administrative                  2,176            1,801
    Research and development                             1,061              724
--------------------------------------------------------------------------------
Total operating expenses                                 3,237            2,525
--------------------------------------------------------------------------------
Loss from operations                                    (1,530)            (188)
--------------------------------------------------------------------------------
Other expenses (income):
    Interest expense                                       739              519
    Income related to merger termination, net             (406)
    Shareholder class action settlement                  1,000
    Other                                                  (39)              14
--------------------------------------------------------------------------------
Total other expenses                                     1,294              533
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Net loss                                              $ (2,824)        $   (721)
--------------------------------------------------------------------------------

Basic and diluted loss per share:
      Loss per share                                  $  (0.78)        $  (0.21)
--------------------------------------------------------------------------------
      Weighted average shares                            3,623            3,397
================================================================================



See accompanying notes to consolidated financial statements.

               ON-POINT TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999



                                           Common Stock           Shares     Additional
                                        -------------------        to be      Paid-in     Accumulated      Total
Thousands shares/dollars                Shares      Amount        issued      Capital         Deficit
BALANCES, JANUARY 1, 1999               3,365      $    101                   $ 31,256     ($22,551)     $  8,806
Exercise of stock warrants                 20             1                        119                        120
Exercise of stock options                  37             1                        115                        116
Issuance of stock options and
  warrants for services provided                                                   100                        100
Net loss                                                                                       (721)         (721)
------------------------------------------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1999             3,422           103                     31,590      (23,272)        8,421

Exercise of stock warrants                183             5                        365                        370
Issuance of common stock, net
  of issuance cost of $208                700            21                        944                        965
Issuance of stock options and
  warrants for services provided                                                    28                         28
Issuance of stock warrants for
  acquisition of equipment                                                          52                         52
Issuance of stock warrants for
  financing costs                                                                  145                        145
Shares to be issued in connection
  with class action settlement                                       950                                      950
Net loss                                                                                     (2,824)       (2,824)
------------------------------------------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 2000             4,305      $    129      $   950      $ 33,124     $(26,096)     $  8,107
------------------------------------------------------------------------------------------------------------------



See accompanying notes to consolidated financial statements.

               ON-POINT TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999



THOUSAND OF DOLLARS                                       2000          1999
--------------------------------------------------------------------------------

Cash flows from operating activities:
    Net loss                                            ($2,824)     ($  721)
    Adjustments to reconcile net loss to net cash
        used in operating activities:
      Depreciation and amortization                       1,015        1,921
      Issuance of stock options and warrants for
        services provided                                    28          100
      Stockholder class action settlement                   950
      Provision for doubtful accounts                       180         (281)
      Changes in operating assets and liabilities:
         Accounts receivable                               (701)       2,143
         Inventories                                        882       (2,634)
         Other current assets                               145          (77)
         Other assets                                      (332)      (1,196)
         Accounts payable                                  (240)         603
         Accrued expenses                                  (189)      (1,666)
--------------------------------------------------------------------------------
Net cash used in operating activities                    (1,086)      (1,808)
--------------------------------------------------------------------------------
Cash flows from investing activities:
    Purchases of plant, property and equipment              (37)        (445)
    Net investment in sales-type leases                      68
    Investment in property under operating leases          (332)         256
    Loss on fixed asset disposals                                         35
--------------------------------------------------------------------------------
Net cash used in investing activities                      (301)        (154)
--------------------------------------------------------------------------------
Cash flows from financing activities:
    Proceeds from issuance of common stock upon
      exercise of warrants and options                    1,334          236
    Proceeds (payments of) from line of credit, net        (945)         858
    Proceeds from notes payable, net                        980          896
--------------------------------------------------------------------------------
Net cash provided by financing activities                 1,369        1,990
--------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents            (18)          28
--------------------------------------------------------------------------------
Cash and cash equivalents at beginning of year              157          129
--------------------------------------------------------------------------------
Cash and cash equivalents at end of year                $   139      $   157
================================================================================
Supplemental cash flow information:
    Cash paid during the years for interest             $   739      $   451
Supplemental disclosure of non-cash activities:
    Increase (decrease) of reserves for inventory
     obsolescence                                      ($    74)     $    96
    Issuance of stock warrants for acquisition of
      equipment and financing costs                     $   370           --
================================================================================



See accompanying notes to consolidated financial statements

               ON-POINT TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2000 and 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS On-Point Technology Systems, Inc. and Subsidiaries, (collectively, the "Company" or "On-Point") designs, manufactures, and services vending terminals for retail sale and leasing. The Company's Instant Ticket Retailer (ITR) product line sells or leases instant-winner lottery terminals to state and provincial governments in the United States and Canada and to foreign governments and their licensees. Its Debit Card Retailer (DCR) product line sells or leases vending machines for prepaid telephone cards and other specialty retail products generally to commercial customers in the United States and in foreign markets. On February 23, 2001, the Company entered into a definitive agreement to sell all its assets relating to its lottery business to Interlott Technologies, Inc. (Interlott). However, since the sale is subject to shareholder approval, the assets and related operations have not been shown as discontinued on the accompanying consolidated financial statements. Revenues from our lottery products accounted for substantially all of the Company's revenue during the two years ended December 31, 2000.

BASIS OF PRESENTATION On November 6, 2000, the Board of Directors of the Company approved a one-for-three reverse split of the Company's common stock. No fractional shares of common stock were issued in connection with the reverse stock split and in instances where the reverse split resulted in a stockholder becoming the holder of a fractional interest in a share, then the number of shares held by such stockholder was rounded up to the nearest whole share. The accompanying consolidated financial statements have been restated to show the effects of the reverse stock split as if the split had occurred as of the beginning of the respective periods.

PRINCIPLES OF CONSOLIDATION The consolidated financial statements include the accounts of On-Point and all majority owned subsidiaries after elimination of significant intercompany balances and transactions.

CASH AND CASH EQUIVALENTS Cash equivalents consist of highly liquid investments purchased with original maturities of three months or less and which are readily convertible into cash.

INVENTORIES Inventories include the cost of material, direct labor, manufacturing overhead, parts and supplies, and terminals assembled or in the process of assembly. Inventories are stated at the lower of cost, on a first-in, first-out basis or market.

PROPERTY, PLANT AND EQUIPMENT Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Accumulated depreciation and amortization are provided using the straight-line method, over estimated useful lives of 2 to 10 years. Maintenance and repairs are expensed as incurred.

PATENTS Patents are capitalized and amortized on a straight-line basis over 17 years.

LEASES Property held under lease agreements are stated at cost. Depreciation is provided using the straight-line method, over estimated useful lives of 2- 5 years.

REVENUE RECOGNITION Under provision of SFAS No. 131, On-Point has three reportable business segments: Products, Financing and Service. Segment information is included as Note 2. Revenue recognition for each segment is as follows:

     PRODUCTS

     Revenues from terminal sales are recognized upon shipment, except where contract terms require On-Point to provide installation prior to acceptance, in which cases revenue is recognized when the product is installed. Revenues from sales-type leases are recognized at the present value of the future minimum payments and are recorded as product sales.

     FINANCING

     Income from operating leases is recognized as rentals are due according to provisions of the leases. Units under operating leases are treated as depreciable assets and depreciated over their useful lives, with depreciation on such units charged to cost of sales.

     Interest income is recognized on sales-type leases as earned, based on amortization schedules. The difference between the total future minimum payments plus the residual value of the equipment and the present value is recorded as unearned income and amortized over the term of the lease so as to produce a constant rate of return.

     SERVICE

     On-Point employs a field service department to service ITR terminals sold or leased to customers. Most service agreements provide for a preventive maintenance visit at regular intervals (e.g. every 60 to 120 days), covers all labor costs, costs to repair and replace parts, and provides for emergency visits if the terminal is non-operational. Income is recognized monthly, ratably over the lease term, for all ITR sales. When a terminal is leased to a customer, the service fee is separately identified in the lease agreement or included as a component of a single lease payment. If service is included as a component of a single lease payment, a service fee is estimated and classified as deferred executory costs. All service revenue is recognized ratably over the service agreement. On-Point provides for the estimated amount of future losses on any service contract.

     All ITR and DCR sales include a warranty, ranging from one to three years, which includes free repair or replacement of defective parts and may include associated labor costs. Future warranty costs are estimated and charged to income at time of sale, unless the lease includes a service component, in which case the estimated costs reduces the minimum lease payment. On-Point has no commitment under any lease to guarantee performance in a manner more extensive than the typical product warranty or which effectively protects the lessee from obsolescence.

RESEARCH AND DEVELOPMENT General research and development costs are expensed as incurred.

SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT Revenues from the state lotteries of Virginia and Illinois individually accounted for 16% and 39% respectively, of total revenue in 2000. Revenues from the state lotteries of Virginia, Illinois, New York and Missouri individually totaled 20%, 29%, 12% and 11% , respectively of total revenue in 1999. Foreign sales amounted to approximately $2.2 million in 2000 (22% of total revenues), substantially all of which were for shipments to the French Lottery, and $2 million in 1999 (15% of total revenues ) also most of which were for shipments to the French Lottery.

INCOME TAXES Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. If it is more likely than not that some portion or all of a deferred income tax asset will not be realized, a valuation allowance is recognized.

PER SHARE INFORMATION In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings per Share" establishing standards for computing and presenting Basic Earnings Per Share ("Basic EPS") and Diluted Earnings Per Share ("Diluted EPS"). Basic EPS excludes dilution and is computed using the weighted average shares of common stock outstanding plus contingently issuable shares. Diluted EPS is computed using the weighted average shares outstanding plus additional common shares that would have been outstanding if dilutive potential common shares had been issued, using the treasury stock method.

Options to purchase 658,680 and 733,510 shares of On-Point's Common Stock and warrants to purchase 715,834 and 526,667 shares of On-Point's Common Stock were outstanding during 2000 and 1999, respectively, but were not included in the computation of diluted EPS because On-Point incurred a net loss in 2000 and 1999.

FAIR VALUE OF FINANCIAL INSTRUMENTS The following disclosure of estimated fair value was determined by available market information and appropriate valuation methodologies; however, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of market assumptions and or estimation methodologies may have a material effect on estimated fair value amounts.

Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and deferred income carrying cost reasonably approximates their fair value because of the short maturities of these investments.

On-Point believes that the carrying amount of its outstanding debt at December 31, 2000 is a reasonable estimate of its fair value based on a review of borrowing rates available to On-Point at December 31, 2000 for loans with similar terms and average maturities.

IMPAIRMENT OF LONG-LIVED ASSETS On-Point periodically assesses its ability to recover the carrying value of its long-lived assets. If management concludes that the carrying value will not be recovered, an impairment write down is recorded to reduce the asset to its estimated fair value.

RECENTLY ISSUED ACCOUNTING STANDARDS In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 provides guidance on the recognition, presentation and disclosure of revenues in financial statements and requires adoption no later than the fourth quarter of 2000. The Company has adopted SAB101, which has not had a material impact on the consolidated financial statements.

PREDEVELOPMENT CONTRACT COSTS Costs related to modifications of existing products for a specific contract are capitalized and amortized over the life of the contract as revenues are recognized.

ESTIMATES The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS Certain balances in the 1999 financial statements have been reclassified to conform to 2000 reporting.

2. SEGMENT INFORMATION

On-Point has adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", which changes the way On-Point reports information about its operating segments. On-Point has three reportable segments: product sales, financing and service. The product segment includes all products sold by On-Point, including ITR and DCR vending machines via product sales and sales-type lease agreements. The financing segment includes revenues and expenses associated with (1) financing the sale of units via sales-type leases and (2) operating leases. The service segment includes revenues and expenses associated with its service and warranty contracts.

On-Point evaluates performance for each segment based on gross profits.



THOUSANDS OF DOLLARS
                                                                                     Non-
                                           Products      Financing       Service   Allocated       Total
                                           --------      ---------       -------   ---------       -----
2000
OPERATING DATA:
Revenues                                  $  5,421      $    707      $  4,165                   $ 10,293
Gross profit                                 1,021           133           553                      1,707
Income (loss) from operations               (1,049)         (751)          448         (178)       (1,530)

BALANCE SHEET DATA (AT END OF YEAR):
Assets (allocated by segment)                6,854         6,008           715        2,366        15,943

CASH FLOW INFORMATION:
Depreciation and amortization             $    243      $    757      $     15                   $  1,015
Capital expenditures                      $     37                                               $     37

1999
OPERATING DATA:
Revenues                                  $  6,889      $  2,240      $  4,352                   $ 13,481
Gross profit                                 1,102           666           569                      2,337
Income (loss) from operations                 (405)         (188)          405                       (188)

CASH FLOW INFORMATION:
Depreciation and amortization             $    338      $  1,573      $     10                   $  1,921
Capital expenditures                      $    445                                               $    445

Total assets for the segments excludes cash, other current assets and other assets, as such assets are not specifically identifiable to a particular segment. Selling, general and administrative expense, excluding specifically identified amounts, has been allocated based on the percentage of the total assets of the respective segment divided by the total assets of all segments.

3. OTHER FINANCIAL DATA.

Details concerning certain balance sheet accounts and operating income detail as of December 31, 2000 follows (in thousands):

                                                         2000
                                                         ----

      ACCOUNTS RECEIVABLE:
            Trade accounts receivable                  $ 1,694
            Less allowance for doubtful accounts          (288)
                                                       -------
            Total                                      $ 1,406
                                                       =======

      INVENTORIES:
            Materials                                  $ 4,146
            Work-in-process                                 75
            Finished goods                               2,252
            Reserve for obsolescence                      (566)
                                                       -------
            Total                                      $ 5,907
                                                       =======

      PROPERTY, PLANT AND EQUIPMENT:
            Computers and equipment                    $ 1,155
            Furniture and fixtures                         331
            Tooling                                        392
            Building and improvements                       76
                                                       -------
                                                         1,954
            Less accumulated depreciation and
              amortization                              (1,658)
                                                       -------
            Total                                      $   296
                                                       =======
      OTHER ASSETS:
            Patents                                    $   879
            Deposits                                        49
            Predevelopment contract costs                  992
            Other, net of reserves of $475 in 2000         951
                                                       -------
                                                         2,873
            Less accumulated amortization                 (699)
            Total                                      $ 2,174
                                                       =======


4. LONG-TERM DEBT

Long-term debt consists of the following as of December 31, 2000 (in thousands):

                                                          2000
                                                          ----

            Revolving line of credit                    $ 3,785
            Notes payable                                 1,980
                                                        -------
            Total long-term debt                          5,765
            Less current portion                             --
                                                        -------
            Long-term Debt                              $ 5,765
                                                        =======

REVOLVING LINE OF CREDIT On-Point entered into a loan and security agreement on May 5, 1997 with a financial institution, which provided for a revolving credit line of up to $3 million, which was amended on July 7, 1998 to increase the borrowing limit to $5 million, amended on July 2, 1999, to increase the revolving credit line to $6 million, and further amended on April 20, 2000 to increase the revolving credit line to $10 million. Pursuant to the April 2000 amendment, the expiration date of the line was extended through July 31, 2003. The line bears interest at the prime rate, which was 9.5% at December 31, 2000, plus 2%. The rate is reduced by .5% annually if On-Point meets certain performance benchmarks. The loan is secured by virtually all of On-Point's assets.. As of December 31, 2000 the line requires On-Point to maintain a minimum of $8 million of equity, decreased by the amount of writedown related to On-Point's cost of DCR equipment that was on lease with Solutioneering until foreclosure by On-Point in 2000. The amount of writedown in 2000 was approximately $352 thousand. The available borrowings under the revolving credit line are subject to a number of restrictions, which are primarily related to percentages of various assets of On-Point and multiples of monthly cash flows. As of December 31, 2000, On-Point had available approximately $3.9 million under the credit line of which approximately $3.8 million had been borrowed.

NOTES PAYABLE Notes payable at December 31, 2000 consists of the following:

A note payable to GTECH Corporation in the amount of $750 thousand, which bears interest-only at 10% per annum and is due February 15, 2002. The note had previously been for $1.5 million and was originally made in connection with a proposed acquisition by GTECH of On-Point that was documented in an agreement that was executed in January 2000. The acquisition discussions were terminated in July 2000 and, as a result, the Company expensed approximately $449 thousand for costs associated with the acquisition. In connection with the termination, On-Point claimed that it was owed a termination fee under the agreement. During the third quarter of 2000, the Company amicably settled the termination fee issue with GTECH by modifying the terms of the note to GTECH which reduced the principal amount of the note from $1.5 million to $750 thousand, eliminated all accrued interest due through July 2000 and extended the maturity date of the note to August 15, 2002. In consideration of the note modification, the Company waived all claims under the terminated merger agreement with GTECH. The Company recorded income from the merger termination agreement of $855 thousand, which, after subtraction of the merger related costs of $449 thousand, netted $406 thousand of income for 2000.

During 2000, the Company received $1.1 million from certain private lenders under short term subordinated loan arrangements. The loans were renegotiated and, under the new agreements, the subordinated notes mature on February 15, 2002 with interest-only payable quarterly at a rate of 10% per annum. The notes are convertible at anytime at the option of the lenders, in whole or in part, prior to the maturity date at a conversion price equal to $1.50 per share. In addition, the lenders were granted on December 28, 2000, warrants to purchase 179,167 shares of Common Stock at a per share price of $1.80 per share. The warrants are exercisable through December 31, 2005.

During 2000, the chief executive officer of the Company loaned $130,000 to the Company under a short term subordinated loan arrangement. The note is in the process of renegotiation under terms similar to the notes agreed upon with the other private lenders.

Future principal payments on debt as of December 31, 2000, are as follows (in thousands):

           Year ending December 31,

              2001                                     $    0
              2002                                      1,980
              2003                                      3,785

5. OPERATING LEASES

On-Point leases certain of its vending terminals to customers under agreements accounted for as operating leases. The net investment in vending terminals held under operating leases at December 31, 2000 consisted of approximately $1.3 million less accumulated depreciation of approximately $760 thousand at December 31, 2000.

Approximate future minimum lease payments receivable by On-Point under operating leases as of December 31, 2000, are as follows (in thousands):

          Year ending December 31,

                2001                                    $   738
                2002                                      1,089
                                                        -------
                                                        $ 1,827
                                                        =======

Current operating leases may be extended in one-year increments, upon expiration of current leases. On-Point believes that the net book value is fully recoverable through future lease receipts and the underlying value of the assets as of December 31, 2000.

6. SALES-TYPE LEASES

On-Point leases certain of its vending terminals under agreements accounted for as sales-type leases. Included in product sales are approximately $1.6 million and $2.3 million of revenues related to sales-type leases for the years ended December 31, 2000 and 1999, respectively. These non-cancelable leases expire over the next one to five years.

The following lists the components of the net investment in sales-type leases as of December 31, 2000 (in thousands):

                                                                 2000
                                                              -------

           Net minimum lease payments receivable              $ 2,934
           Estimated unguaranteed residual value                  852
           Less unearned interest income                         (245)
                                                              -------
           Net investment in sales-type leases                $ 3,541
                                                              =======

        SALES-TYPE LEASES CONSIST OF:
           Net investment in sales-type leases - short term   $ 1,189
           Net investment in sales-type leases - long term      2,352
                                                              -------
           Net investment in sales-type leases, as above      $ 3,541
                                                              =======

The minimum lease payments are recorded net of future estimated service and warranty costs of $ 1 million in 2000, which are deferred and recorded as income on a monthly basis over the term of the agreement. Future minimum lease payments, excluding service payments, due from customers under sales-type leases as of December 31, 2000, are as follows (in thousands):

          Year ending December 31,
             2001                    $1,328
             2002                       713
             2003                       376
             2004                       310
             2005                       207
                                     ------
                                     $2,934
                                     ======

The amortization of unearned income for sales-type leases amounted to approximately $274 thousand and $323 thousand for the years ended December 31, 2000 and 1999, respectively.

7. PROPERTY PREVIOUSLY UNDER LEASE AGREEMENT WITH SOLUTIONEERING

As part of its effort to increase its presence in the DCR marketplace in 1997, On-Point entered into an agreement with Solutioneering, Inc. ("Solutioneering") to provide up to an additional 2,000 DCR terminals under long-term lease arrangements. Under the arrangement, On-Point would be Solutioneering's exclusive DCR provider. Although On-Point realized Solutioneering was undercapitalized, On-Point believed the deployment of the DCR terminals to retail locations under relatively long-term lease agreements would create adequate underlying value to support repayment of On-Point's leases should Solutioneering fail to pay. While Solutioneering defaulted on its obligations in 1998, On-Point did not foreclose on the equipment leased to Solutioneering primarily because management believed the underlying value of Solutioneering's leased locations could be sold in one package for an amount in excess of the total obligations owed by Solutioneering. On-Point also believes that it will recover the assets and that the fair value of On-Point's leased assets held by Solutioneering exceeded the carrying amount of the leased assets as of December 31, 2000. When Solutioneering was unwilling to accept terms offered by a prospective buyer in early 1999, On-Point subsequently filed suit to collect the amounts due.

The vending machines leased to Solutioneering, other than those machines which are now back in On-Point's inventory, have been classified as "Property previously under lease agreement with Solutioneering" as the property was non-performing and unavailable for lease as of December 31, 1999 and segregated for collection and/or potential overall sale to third parties as of December 31, 2000. This property while under lease agreement with Solutioneering was being depreciated over a five-year estimated useful life. The depreciation expense is classified as cost of sales, consistent with other operating leases. In August 2000, On-Point settled a dispute with Solutioneering's financing lender, Finova Mezzanine Capital, Inc., and, under the settlement agreement, obtained the undisputed rights to the property. In exchange for the settlement and the grant to On-Point of the undisputed rights to the machines, Finova received warrants to purchase 116,667 shares of On-Point's Common Stock at $3.75 per share exercisable over three years from date of issuance. The fair value of the warrants totaled $52 thousand, which was added to the cost basis of the equipment. Subsequent to August 2000, On-Point has been in the process of collecting and negotiating for the sale of the property.

The activity in the Property under Lease agreements with Solutioneering, for year ended December 31, 2000, is summarized as follows (in thousands):

                                                              2000
                                                              ----

          Cost balance - beginning of year                  $ 4,136
          Additions                                              52
          Deletions                                          (1,185)
                                                            -------
          Cost Balance - end of year                          3,003
                                                            -------

          Accumulated depreciation - beginning of year        1,623
          Additions                                             353
          Deletions                                            (798)
                                                             ------
          Accumulated depreciation - end of year              1,178
                                                             ------
          Net Balance - end of year                         $ 1,825
                                                            =======

8. INCOME TAXES

Following is a reconciliation of the income tax benefit expected (based on the statutory federal income tax rate) to the actual income tax provision recorded (in thousands):

                                                            2000        1999
                                                           -----       -----

          Tax benefit computed at the statutory federal
            rate of 34%                                    $(960)      $(245)
          Expenses not deductible for income tax
            purposes                                         648           8
          Change in valuation allowances for deferred
            income tax assets                                312         237
                                                           -----------------
          Provision for income taxes - current             $   0       $   0
                                                           =================

Deferred income tax assets and the related valuation allowance as of December 31, 2000, result from the following temporary differences:

                                                             2000
                                                             ----

          Net operating loss carryforwards                 $6,254
          Inventory and other reserves                        637
          Valuation allowance                              (6,891)
                                                           ------
          Net deferred income tax assets                   $  --
                                                           ======

Due to significant losses for income tax reporting purposes prior to 2000, as well as the other issues currently being addressed by On-Point, management has concluded that it is more likely than not that the deferred tax assets will not be realized and that a valuation allowance is needed to reduce the carrying value of deferred income tax assets to zero.

At December 31, 2000, On-Point has $18.3 million of operating loss available to offset future federal taxable income, which expires during the years 2011 through 2020.

9. SHAREHOLDERS' EQUITY

COMMON STOCK On December 8, 2000, the stockholders approved an amendment to On-Point's Articles of Incorporation to increase the authorized shares of Common Stock from 6,666,667 to 13,333,334.

PREFERRED STOCK On-Point is authorized to issue up to two million shares of Preferred Stock without further shareholder approval; the rights, preferences and privileges of which would be determined at the time of issuance. No shares have ever been issued.

PRIVATE PLACEMENT OF COMMON STOCK On October 31, 2000, On-Point completed a private placement for the sale of 666,668 shares of Common Stock at $1.50 per share, the market value on the date of the agreement. Net proceeds of the transaction aggregated $1,000,000 prior to legal fees of approximately $35,000. In addition to the issuance of 666,668 shares, On-Point issued 33,333 shares to Investa AG, the European fund manager acting as placement agent, as a commission on the transaction. On-Point also issued to Investa warrants to purchase 33,333 shares of Common Stock at a price of $3.00 per share. In addition, On-Point issued warrants to purchase 66,667 shares of Common Stock at a price of $1.50 per share to Questos Ltd., a consulting company used in connection with the transaction. The warrants issued to Investa and Questos are immediately exercisable and expire on October 31, 2005. In December 2000, Investa exercised all its warrants to purchase 33,333 shares of Common Stock for an aggregate price of $100,000.

OTHER STOCK WARRANTS EXERCISE In 1999, warrants from a private placement in 1997 were exercised to purchase 20,000 shares of On-Point's common stock at a price of $6 per share for aggregate proceeds of $120,000. In 2000, warrants to purchase 150,000 shares of On-Point's common stock at a price of $1.80 per share were exercised by Vanguard Strategies, Inc.(VSI), a company wholly owned by On-Point's chief executive officer, for aggregate proceeds of $270,000. The warrants were granted to VSI in 1996 in connection with financing received by On-Point during such period. The fair value of the warrants was previously expensed in 1996.

STOCK OPTION PLANS On-Point has two employee stock option plans whereby options to purchase 1,157,500 shares of On-Point's common stock may be granted to certain executives and employees, and an option plan for directors under which options for 175,000 shares of On-Point's common stock may be issued to directors of On-Point. Information regarding these option plans, including options outstanding for non-employees of 176,665 and 98,333 shares as of December 31, 2000 and 1999, respectively, follows:

                                              2000                     1999
                                              ----                     ----
                                                    Weighted                   Weighted
                                                    Average                    Average
                                                    Exercise                   Exercise
                                       Shares        Price       Shares         Price
                                      -------       --------     -------       --------
Outstanding at January 1              733,510       $   4.89     694,612       $   4.83
    Granted                            86,668           2.41     181,167           5.19
    Exercised                              --             --     (37,192)          3.12
    Forfeited                        (111,498)         (5.82)   (105,077)         (5.85)
                                      -------------------------------------------------
Outstanding at December 31            708,680       $   4.44     733,510       $   4.89
                                      =================================================

Options exercisable at year end       546,348       $   4.50     520,177       $   3.45
Weighted average fair value per
  share of options granted
  during the year                                   $   2.41                   $   2.91

The following table summarizes information about fixed-price stock options outstanding at December 31, 2000:


                          Options Outstanding          Options Exercisable
                   -------------------------------    ---------------------
                     Number    Weighted Av  Weighted-              Weighted-
    Range of      Outstanding   Remaining    Average    Number      Average
    Exercise          at       Contractual  Exercise  Outstanding  Exercise
     Prices        12/31/00       Life       Price    at 12/31/00    Price
   ------------    --------    -----------  --------  ------------ -------

  $1.12 - $3.09     389,347       3.06      $ 2.41      312,680      $2.43
   4.23 - 5.43      195,000       3.29        4.57      175,000       4.57
   5.91 - 6.27       81,000       1.17        6.14       21,168       5.98
   6.75 - 8.64       10,000       1.41        7.44        4,167       6.90
      22.35          33,333       3.75       22.35       33,333      22.35
                    ------------------------------------------------------
  $1.12 - $22.35    708,680       2.91      $ 4.44      546,348      $4.50
                    ======================================================

On-Point has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" for employee stock options. Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation for On-Point's three stock option plans been determined based on the fair value at the grant date for awards in 1999 consistent with the provisions of SFAS No. 123, On-Point's net loss and loss per share would have been increased to the pro forma amounts indicated below:


                               2000                              1999
                               ----                              ----
                                  Per Share                         Per Share
                   Net            ---------          Net            ---------
                   Loss        Basic     Diluted     Loss        Basic     Diluted
                   ----        -----     -------     ----        -----     -------
As Reported      $(2,824)      $(0.78)    $(0.78)    $(721)      $(0.21)    $(0.21)
                 -----------------------------------------------------------------
Pro Forma        $(2,964)      $(0.82)    $(0.82)    $(877)      $(0.26)    $(0.26)
                 -----------------------------------------------------------------

In 2000, the fair value of options granted to employees is estimated at approximately $2.41 per share on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the grants: dividend yield of 0%; expected volatility of 72%; risk free interest rate of 5.80%; and expected life of 5 years.

In 1999, the fair value of options granted to employees is estimated at approximately $2.91 per share on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the grants; dividend yield of 0%; expected volatility of 72%; risk free interest rate of 5.80%; and expected life of 4.84 years.

In July 1999, two advisory board members of On-Point each received three-year options to purchase 6,667 shares and 3,333 shares, respectively, of On-Point's common stock at $5.91 per share. These options vest in July 2000 and October 1999, respectively. The fair value of the options at the date of grant totaled $27,000; $8 thousand and $19 thousand of which was expensed to selling, general and administrative expense in 1999 and 2000.

In October 1998, Robert Burr, a former Chairman of the Board, President and CEO of On-Point, received a three-year option to purchase 16,667 shares of On-Point's Common Stock at $6.00 per share pursuant to his consulting agreement with On-Point. The option vests, unless terminated, on March 31, 2001, or earlier, if certain conditions are met. The fair value of the option at December 31, 1999 totaled $64 thousand, of which $21 thousand was expensed to selling, general and administrative expense during the year ended December 31, 1999. The option was terminated in 2000.

In September 1998, a consultant received an option to purchase 1,667 shares of On-Point's Common Stock at $4.98 per share pursuant to a consulting agreement entered into with On-Point. The option vests over 2 1/2 years. The fair value of the option at December 31, 1999 totaled $8 thousand; of which $2 thousand was expensed to selling, general and administrative expense during the years ended December 31, 1999 and 2000, respectively.

In May 1998, two individuals, one of whom is an officer of On-Point, each received an option to purchase 16,667 shares of On-Point's Common Stock at $6.27 per share pursuant to their assignment of certain intellectual property to On-Point. The options vest the earlier of April 1, 2001, or upon the satisfaction of certain performance conditions. No expense was recorded as the fair value of the options granted was in exchange for intellectual property.

In April 1998, an advisory board member of On-Point received a three-year option to purchase 3,333 shares of On-Point's Common Stock at $8.64 per share pursuant to his appointment as an Advisory Director. Subsequent to his appointment, the advisory director resigned and the options were terminated

In January 1998, a consultant received an option to purchase 3,334 shares of On-Point's Common Stock at $6.37 per share pursuant to a consulting agreement. The option vested over two years. The fair value of the options at December 31, 1999 totaled $9 thousand, of which $5 thousand was expensed to selling, general and administrative expense in 1999.

STOCK WARRANTS

In July 1998, Coast Business Credit received a warrant to purchase 3,333 shares of On-Point's Common Stock at $4.89 per share pursuant to a financing agreement entered into with On-Point. The warrant has a two-year term and became exercisable in July 1998. These warrants were extended through July 2003 upon the extension of the line of credit through that date. The fair value of the warrant totaled $5 thousand at the date of grant which has been amortized over the term of the agreement.

In May 1997, Coast Business Credit and a consultant received warrants to purchase 16,667 shares and 15,000 shares, respectively, of On-Point's common stock at $6.00 per share and $7.56 per share, respectively, in consideration for the debt financing. The warrants each had a three-year term and became exercisable in May 1997. The warrants to purchase 16,667 shares to Coast Business Credit were extended through July 2003. The fair value of the warrants totaled $79 thousand, which has been amortized to expense over the term of the loan. On-Point expensed $26 thousand to financing costs in both 1999 and 2000.

In January 1997, the Chairman and Chief Executive Officer of the Company received a warrant to purchase 166,667 shares of the Company's Common Stock at $1.89 per share in connection with his personal guaranty and indemnity of a $2 million performance bond for the Company. The warrant has a five-year term and became exercisable in January 1997. The fair value of the warrant totaled $178 thousand at the date of grant; $59 thousand of which was expensed to selling, general and administrative expense in the year ended December 31, 1999 and the balance was expensed in prior years.

10. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS On-Point leases facilities under operating leases expiring at various dates through January 2009. Rent expense for such facilities totaled $323 thousand and $272 thousand for the years ended December 31, 2000 and 1999, respectively. Future minimum rentals under noncancelable operating leases as of December 31, 2000 are as follows (in thousands):


          2001                                      $298
          2002                                       249
          2003                                       242
          2004                                       250
          2005                                       258
          Thereafter                                 828
                                                   -----
                                                   $2125
                                                   =====

LEGAL PROCEEDINGS On-Point is a party to legal proceedings in the ordinary course of its business, the most significant of which are described below.

On April 21, 2000, an action was filed against On-Point in U.S. District Court, Southern District of Ohio, by On-Point's principal competitor, Interlott alleging that On-Point breached a settlement agreement and mutual release dated May 30, 1991 with Interlott in that On-Point was using elements of Interlott's technology in On-Point's new PlayPoint technology. Management believes that Interlott's suit is without merit. The action has currently been stayed pending the proposed sale of On-Point's Lottery Assets to Interlott.

On April 20, 2000, a shareholder class action was filed against On-Point and its chief executive officer, in U.S. District Court, Southern District of California. The action, which seeks an unspecified amount of damages on behalf of all similarly situated shareholders, alleges that On-Point violated federal securities laws by the dissemination of materially false and misleading financial statements. Subsequent cases alleging substantially the same claims, and also filed in the same court, have all been consolidated before the same judge. The defendants have entered into amended settlement agreements with the class, and the court is currently considering the parties' request to approve the amended settlement agreements. On-Point and the other defendants have denied the liability claims as part of the amended settlements, but believe a settlement at this time is in the best interests of the Company in order for it to proceed with its strategic business plans. Under the settlement agreement, On-Point would issue shares equal to $950 thousand in value on the date the shares are required to be issued to the class. As a result of the settlement agreement, On-Point has recorded $1 million as an expense in 2000 in the accompanying consolidated financial statements as the settlement for the class action and accrued as "shares to be issued" in stockholders' equity in the amount of $950 thousand for the value of the shares of Common Stock to be issued and an accrual of $50 thousand to the accrued expenses for cash to be paid for the settlement.

On January 11, 1999, On-Point filed an action against Solutioneering, Inc. in Superior Court of California, County of San Diego. A first amended complaint of said action was filed on February 9, 1999. The action arises from the lease to Solutioneering of a total of 2,193 prepaid phone card vending terminals (2,033 of which were shipped in 1997 - 1998) under a March 1, 1995 Master Lease Agreement and two amendments thereto (the "Agreement"). In the action, On-Point asserts that Solutioneering had breached the Agreement and has claimed damages of approximately $9 million. Solutioneering subsequently sought bankruptcy protection in 1999 and was liquidated by the bankruptcy court in mid-2000. The financing lender to Solutioneering raised a claim that it had a priority security interest ahead of On-Point to the leased machines based on their allegation that On-Point sold the machines to Solutioneering rather than leased the machines. Subsequent to the financing lender's assertion, On-Point and the financing lender entered into a settlement arrangement whereby the financing lender withdrew from claiming any rights to the machines in exchange for warrants to purchase up to 116,667 shares of On-Point's Common Stock at an exercise price of $3.75 per share for a three year period, subject to a minimum payment by On-Point of $50 thousand for the buy-back of warrants to purchase 16,667 shares. As a result of the liquidation of Solutioneering, On-Point's claim against them has been rendered mute, although On-Point is evaluating whether further claims should be pursued against the former management of Solutioneering. On-Point now has clear title to all of the machines it leased to Solutioneering and is in the process of retrieving and/or selling the machines. On-Point's net balance sheet carrying value of the Solutioneering leased machines at December 31, 2000 was approximately $1.8 million. Management expects to recover the assets and believes the underlying value of On-Point's equipment exceeds the carrying value on On-Point's books.

On January 23, 1996, On-Point's principal competitor, Interlott Technologies, Inc. ("ILI"), filed a civil action against On-Point in the Common Pleas Court of Hamilton County, Ohio. The action arose from an agreement in principle between Interlott Technologies, Inc. and On-Point, which was signed on March 23, 1995 regarding a proposed merger transaction. On-Point asserted a counterclaim against ILI seeking declaratory judgment with regard to certain aspects of the agreement, seeking to recover On-Point's own costs and expenses, and seeking compensatory damages from ILI for certain competition and torturous interference with business relations. The parties reached a full and complete settlement of this action on March 4, 1999 by the payment of On-Point of approximately $600,000, which had been previously accrued in the three years prior to December 31, 1998. No liability was admitted by either party pursuant to the settlement and the settlement had no material adverse effect on On-Point's results of operations.

EXECUTIVE COMPENSATION AGREEMENT On-Point has an employment agreement with its Chief Executive Officer (the "CEO") for a three-year term commencing January 9, 1996, which automatically extends annually for an additional year unless notice has otherwise been given by On-Point. As of December 31, 2000, the term expires on December 2002. While On-Point is committed under the agreement to provide for an annual base salary of at least $300 thousand, plus a bonus equal to 5% of the first million dollars of On-Point's pre-tax income and 7% thereafter, only $7 thousand and $138 thousand was paid to the CEO in salary in 2000 and 1999, respectively, and no bonuses were paid to the CEO in either year. The CEO waived all accrued bonuses and unpaid wages for those time periods. The amount of accrued wages waived amounted to $169 thousand in 1999 and $283 thousand in 2000.

The employment agreement with the CEO also provides for severance upon termination by On-Point without cause or termination by the CEO for "good reason," as defined, in the amount equal to the base salary the CEO would have earned during the 36 month period commencing on the date of termination plus three times the CEO's average annual bonus received over the prior three fiscal years. The CEO would also have the right to receive all other benefits that would have been received under his employment arrangement for that 36-month period. Further, all shares underlying outstanding stock options granted to the CEO would become fully exercisable for a period of 18 months after termination.

11. RELATED PARTY TRANSACTIONS

In January 1997, VSI was granted an additional warrant to purchase 83,333 shares of On-Point's Common Stock at a price of $2.16 per share pursuant to the extension of a loan with U.S.Mortgage Bankers Corp.(USMBC), a company wholly-owned by On-Point's CEO's half-brother.

12. SUBSEQUENT EVENT

On February 23, 2001, On-Point entered into a definitive agreement for the sale of those assets used in its existing lottery business, relating to the manufacture, sale, lease, and service of instant lottery ticket vending machines, including the assignment of On-Point's existing lottery contracts. In exchange, On-Point will receive up to $28.5 million, including cash of $13.5 million at closing (subject to adjustment if inventory and accounts receivable are greater than or less than $5 million), a deferred amount of up to $9 million, payable evenly, subject to adjustment, over five years, and an earn-out amount of up to $6 million tied to certain future revenues. In addition, at the closing, On-Point and Interlott will enter into a separate on-line technology agreement to market a proprietary design for an on-line activated instant lottery ticket. On-Point will retain its cash and all non-lottery related assets and continue to move forward with new market opportunities. The closing is subject to several conditions, including review and approval by On-Point's shareholders, other necessary consents and approvals, and customary closing conditions. Interlott has placed a nonrefundable $1.5 million deposit ,subject to certain conditions, with an escrow agent to secure the transaction.

                          INDEPENDENT AUDITORS' REPORT

                          ----------------------------



To the Board of Directors and Shareholders of On-Point Technology Systems, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of On-Point Technology Systems, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of On-Point's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of On-Point Technology Systems, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
San Diego, California
May 27, 2000

ON-POINT TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1999 AND 1998





                                                                                   1999            1998
Assets Thousands of dollars, except share amounts
Cash and cash equivalents                                                        $    157        $    129
Accounts receivable, net                                                              883           2,744
Inventories                                                                         6,325           3,143
Net investment in sales-type leases                                                 1,619           1,359
Other current assets                                                                  199             122
                                                                                 --------        --------
Total current assets                                                                9,183           7,497
                                                                                 --------        --------

Plant, property and equipment, net                                                    565             422
Net investment in sales-type leases                                                 2,402           2,723
Property under operating leases, net                                                  275           1,852
Property under lease agreement with Solutioneering, net                             2,513           3,255
Other assets                                                                        1,712             595
                                                                                 --------        --------
Total assets                                                                     $ 16,650        $ 16,344
                                                                                 ========        ========


Liabilities and shareholders' equity

Accounts Payable                                                                 $  1,793        $  1,190

Notes Payable                                                                       1,000             104
Accrued expenses & current liabilities                                                706           2,372
                                                                                 --------        --------
Total current liabilities                                                           3,499           3,666
                                                                                 --------        --------

Long-term debt                                                                      4,730           3,872
                                                                                 --------        --------

Shareholders' equity:
       Preferred stock, no par value, 2,000,000 shares
           Authorized, no shares issued or outstanding                                 --             --
       Common stock, $.01 par value, 20,000,000 shares
           Authorized, 10,266,401 and 10,094,826 shares issued and                    103             101
           outstanding,  respectively
       Additional paid-in capital                                                  31,590          31,256
       Accumulated deficit                                                        (23,272)        (22,551)
                                                                                 --------        --------
Total shareholders' equity                                                          8,421           8,806
                                                                                 --------        --------
Total liabilities and shareholders' equity                                       $ 16,650        $ 16,344
                                                                                 ========        ========




         See accompanying notes to consolidated financial statements.

 ON-POINT TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS
 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998





                                                             1999                 1998
 THOUSANDS OF DOLLARS/SHARES, EXCEPT PER SHARE AMOUNTS

Revenues                                                  $ 13,481             $ 14,768
Cost of sales                                               11,144               10,044
                                                          --------             --------
Gross profit                                                 2,337                4,724
                                                          --------             --------
Operating expenses:
     Selling, general and administrative                     1,801                3,449
     Research and development                                  724                1,405
                                                          --------             --------
Total operating expenses                                     2,525                4,854
                                                          --------             --------
Loss from operations                                          (188)                (130)
                                                          --------             --------
Other expenses:
     Interest expense                                          519                  237
    Other                                                       14                   17
                                                          --------             --------
Total other expenses                                           533                  254
                                                          --------             --------
Loss before provision for income tax                          (721)                (384)
Provision for income taxes current                                                   20

Net loss                                                  $   (721)            $   (404)
                                                          ========             ========
Basic and diluted loss per share:
                  Loss per share                          ($  0.07)            ($  0.04)
                                                          ========             ========
                  Weighted average shares                   10,190                9,882
                                                          ========             ========







               See accompanying notes to consolidated financial statements.

             ON-POINT TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998





                                                         Common Stock        Additional
   Thousands shares/dollars                           ---------------------   Paid in     Accumulated
                                                      Shares      Amount      Capital       Deficit        Total
   BALANCE, JANUARY 1, 1998                            9,421         $94      $30,227       ($22,147)     $8,174


   Exercise of stock warrants                            669           7          904                        911
   Exercise of stock options                               5                        5                          5
   Issuance of stock options and warrants
        for services provided                                                     120                        120
   Net loss                                                                                      (404)      (404)
                                                   -------------------------------------------------------------
   BALANCE, DECEMBER 31, 1998                         10,095         101       31,256         (22,551)     8,806
                                                   -------------------------------------------------------------
   Exercise of stock warrants                             60           1          119                        120
   Exercise of stock options                             111           1          115                        116
   Issuance of stock options and warrants
        for services provided                                                     100                        100
   Net loss                                                                                      (721)      (721)
                                                   -------------------------------------------------------------
   BALANCE, DECEMBER 31, 1999                         10,266        $103      $31,590        ($23,272)    $8,421
                                                   =============================================================




           See accompanying notes to consolidated financial statements

  ON-POINT TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES

  CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998





THOUSAND OF DOLLARS                                                               1999                 1998
Cash flows from operating activities:

         Net loss                                                                ($721)               ($404)
         Adjustments to reconcile net loss to net cash
             provided by (used in)operating activities:
             Depreciation and amortization                                        1,921               2,000

             Issuance of options and warrants for services provided                 100                 120
             Provision for doubtful accounts                                       (281)                713
             Changes in assets and liabilities:
                  Accounts receivable                                             2,143                (960)
                  Inventories                                                    (2,634)               (210)
                  Other current assets                                              (77)                299
                  Other assets                                                   (1,196)
                  Accounts payable                                                  603                  72
                  Accrued expenses                                               (1,666)               (490)
                  Deferred income                                                   505                  --
                                                                                -------             -------
Net cash provided by (used in) operating activities                               1,808               1,140
                                                                                -------             -------
Cash flows used in investing activities:
         Purchases of plant, property and equipment                                (445)               (283)
         Net investment in sales type leases                                        256              (1,890)
         Investment in property under operating leases                                                 (224)
         Investment in property under lease agreement with
              Solutioneering                                                                         (1,212)
         Loss on Fixed asset disposals                                               35                  81
                                                                                -------             -------
Net cash (used in) provided by investing activities                                (154)             (3,528)
                                                                                -------             -------

Cash flows from financing activities:
       Proceeds from issuance of common stock upon
             exercise of warrants and options                                       236                 916
         Proceeds from line of credit, net                                          858               1,605
         Proceeds from notes payable, net                                           896                (277)
                                                                                -------             -------
Net cash provided by financing activities                                         1,990               2,244
                                                                                -------             -------
Increase (Decrease) in cash and cash equivalents                                     28                (144)
                                                                                -------             -------
Cash and cash equivalents at beginning of year                                      129                 273
                                                                                -------             -------
Cash and cash equivalents at end of year                                        $   157             $   129
                                                                                =======             =======

Supplemental cash flow information:
         Cash paid during the period for interest                               $   451             $   306
         Cash paid during the period for income taxes                                               $   117
Supplemental disclosure of non cash activities:
         Costbasis of machines returned from Fone America
             transferred from net investment in sales type leases to
             property under lease agreement with Solutioneering                                      $   23
         Increase (decrease) of reserves for inventory obsolescence             $    96               ($368)


ON-POINT TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization. On-Point Technology Systems, Inc. and subsidiaries, formerly Lottery Enterprises, Inc. (collectively, the "Company" or "On-Point") designs, manufactures, and services vending terminals for retail sale and leasing. Its Instant Ticket Retailer (ITR) product line sells or leases instant-winner lottery terminals to state and provincial governments in the United States and Canada and to foreign governments and their licensees. Its Debit Card Retailer
(DCR) product line sells or leases vending machines for prepaid telephone cards and other specialty retail products generally to commercial customers in the United States and in foreign markets.

Basis of Presentation. The accompanying consolidated financial statements have been prepared on a going concern basis. As of December 31, 1999, the Company has a note payable to GTECH Corporation in the amount of $1.0 million which is due August 15, 2000. Subsequent to December 31, 1999, an additional $500,000 was advanced to the Company from GTECH under the same terms. Also subsequent to December 31, 1999, $850,000 was advanced to the Company from a note payable from Galt Asset Management which bears interest at 10% and is due September 30, 2000. In the event the Company is unable to successfully generate sufficient cash flow from operations to payoff these notes payable or renegotiate the term of the notes payable, the lenders thereunder have the right to exercise their remedies under these agreements.

Although the Company believes that they will be able to generate sufficient cash flow to realize its assets and discharge its liabilities in the normal course of business, there can be no assurances that the Company will generate sufficient cash flows. The Company has increased its revolving line of credit and extended its maturity date to July 2003 and continues to manage its expenses. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded assets or its classifications of recorded liabilities that might be necessary should the Company be unable to continue as a going concern.

Principles of Consolidation. The consolidated financial statements include the accounts of On-Point and all majority owned subsidiaries after elimination of significant inter-company balances and transactions.

Cash and Cash Equivalents. Cash equivalents consist of highly liquid investments purchased with original maturities of three months or less and which are readily convertible into cash.

Accounts Receivable. Accounts receivable consists of amounts due to On-Point from its normal business activities. On-Point maintains an allowance for doubtful accounts to reflect the expected uncollectibility of accounts receivable based on collection history.

Inventories. Inventories include the cost of material, direct labor, manufacturing overhead, parts and supplies, and terminals assembled or in the process of assembly. Inventories are stated at the lower of cost, on a first-in, first-out basis or market.

Property, Plant and Equipment. Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line method, over estimated useful lives of 2 to 10 years. Maintenance and repairs are expensed as incurred.

Leases. Property held under lease agreements are stated at cost. Depreciation is provided using the straight-line method, over estimated useful lives of 2 - 5 years.

Revenue Recognition. Under provision of SFAS No. 131, On-Point has three reportable business segments: Products, Financing and Service. Segment information is included as Note 3. Revenue recognition for each segment is as follows:

     PRODUCTS

     Revenues from terminal sales are recognized upon shipment, except where contract terms require On-Point to provide installation prior to acceptance, in which cases revenue is recognized when the product is installed. Revenues from sales-type leases are recognized at the present value of the future minimum payments and are recorded as product sales.

     FINANCING

     Income from operating leases is recognized as rentals are due according to provisions of the leases. Units under operating leases are treated as depreciable assets and depreciated over their useful lives, with depreciation on such units charged to cost of sales.

     Interest income is recognized on sales-type leases as earned, based on amortization schedules. The difference between the total future minimum payments plus the residual value of the equipment and the present value is recorded as unearned income and amortized over the term of the lease so as to produce a constant rate of return.

     SERVICE

     On-Point employs a field service department to service ITR terminals sold or leased to customers. Most service agreements provide for a preventive maintenance visit at regular intervals (e.g. every 60 to 120 days), covers all labor costs, costs to repair and replace parts, and provides for emergency visits if the terminal is non-operational. Income is recognized monthly, ratably over the lease term, for all ITR sales. When a terminal is leased to a customer, the service fee is separately identified in the lease agreement or included as a component of a single lease payment. If service is included as a component of a single lease payment, a service fee is estimated and classified as deferred executory costs. All service revenue is recognized ratably over the service agreement. On-Point provides for the estimated amount of future losses on any service contract.

     All ITR and DCR sales include a warranty, ranging from one to three years, which includes free repair or replacement of defective parts and may include associated labor costs. Future warranty costs are estimated and charged to income at time of sale, unless the lease includes a service component, in which case the estimated costs reduces the minimum lease payment. On-Point has no commitment under any lease to guarantee performance in a manner more extensive than the typical product warranty or which effectively protects the lessee from obsolescence.

Research and Development. General research and development costs are expensed as incurred.

Significant Customers and Concentration of Credit. Revenues from the state lotteries of Virginia, Illinois, New York and Missouri individually accounted for 20%, 29%, 12% and 11% respectively, of total revenue in 1999. Revenues from the state lotteries of Virginia, Illinois and Washington individually totaled 23%, 23% and 12% , respectively of total revenue in 1998. These customers accounted for 29% and 18% of On-Point's receivables at December 31, 1999 and 1998. No DCR customers accounted for 10% or more of revenues in either 1999 or 1998. Foreign sales amounted to approximately $2 million in 1999 (15% of total revenues), substantially all of which was for shipments to the French Lottery, and $800 thousand in 1998 (5% of total revenues), of which $622 thousand was for Hong Kong.

Income Taxes. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. If it is more likely than not that some portion or all of a deferred income tax asset will not be realized, a valuation allowance is recognized.

Per Share Information. In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings per Share" establishing standards for computing and presenting Basic Earnings Per Share ("Basic EPS") and Diluted Earnings Per Share ("Diluted EPS"). Basic EPS excludes dilution and is computed using the weighted average shares of common stock outstanding plus contingently issuable shares. Diluted EPS is computed using the weighted average shares outstanding plus additional common shares that would have been outstanding if dilutive potential common shares had been issued, using the treasury stock method.

Options to purchase 2,200,530 and 2,083,835 shares of On-Point's Common Stock and warrants to purchase 1,580,000 and 2,911,958 shares of On-Point's Common Stock were outstanding during 1999 and 1998, respectively, but were not included in the computation of diluted EPS because On-Point incurred a net loss in 1999 and 1998.

Fair Value of Financial Instruments. The following disclosure of estimated fair value was determined by available market information and appropriate valuation methodologies; however, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of market assumptions and or estimation methodologies may have a material effect on estimated fair value amounts.

Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and deferred income carrying cost reasonably approximates their fair value because of the short maturities of these investments.

On-Point believes that the carrying amount of its outstanding debt at December 31, 1999 and 1998 is a reasonable estimate of its fair value based on a review of borrowing rates available to On-Point at December 31, 1999 and 1998 for loans with similar terms and average maturities.

Impairment of Long-Lived Assets. On-Point periodically assesses its ability to recover the carrying value of its long-lived assets. If management concludes that the carrying value will not be recovered, an impairment write down is recorded to reduce the asset to its estimated fair value.

Predevelopment Contract Costs. Costs related to modifications of existing products for a specific contract are capitalized and amortized over the life of the contract as revenues are recognized.

Recently Issued Accounting Standards. In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income," which establishes standards for reporting and the display of comprehensive income and its components in a full set of general-purpose financial statements. This Statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a balance sheet. This Statement is effective for fiscal years beginning after December 15, 1997. On-Point does not have any items of other comprehensive income. As such, the implementation of SFAS 130 will not have an impact on the financial statements.

In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires the entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in fair value of these derivatives

("hedge accounting") depends on the intended use and designation. An entity that elects to apply hedge accounting is required to establish at the inception of its hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspects of the hedge. These methods must be consistent with the entity's approach to managing risk. On-Point has not yet evaluated the effect of adopting SFAS 133.

Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. This includes the use of standard costs for product sales; establishment of reserves for inventory obsolescence and reserves for bad debts. Actual results could differ from those estimates.

Reclassifications. Certain balances in the 1998 financial statements have been reclassified to conform to 1999 reporting.

2. SEGMENT INFORMATION

On-Point has adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", which changes the way On-Point reports information about its operating segments. On-Point has three reportable segments: product sales, financing and service. The product segment includes all products sold by On-Point, including ITR and DCR vending machines via product sales and sales-type lease agreements. The financing segment includes revenues and expenses associated with (1) financing the sale of units via sales-type leases and (2) operating leases. The service segment includes revenues and expenses associated with its service and warranty contracts.

On-Point evaluates performance for each segment based on gross profits.



($000)
                                                    Products       Financing        Service      Non-Allocated      Total
1999
OPERATING DATA:
Revenues                                             $6,889          $2,240          $4,352                         $13,481
Gross profit                                          1,102             666             569                           2,337

Income (loss) from operations                          (405)           (188)            405                            (188)

BALANCE SHEET DATA  (AT END OF PERIOD):

Assets (allocated by segment)                         5,673           8,227           1,187          2,06
17,155

CASH FLOW INFORMATION:

Depreciation and amortization                          $338          $1,574             $10                          $1,921
Capital expenditures                                   $445                                                            $445

1998
OPERATING DATA:
Revenues                                             $5,870          $3,823          $5,075                         $14,768
Gross profit                                          2,177           2,252             295                           4,724
Income (loss) from operations                           (78)           (160)            108                            (130)

BALANCE SHEET DATA  (AT END OF PERIOD):
Assets (allocated by segment)                        $4,883          $9,766          $1,076          $619           $16,344
CASH FLOW INFORMATION:
Depreciation and amortization                          $342          $1,571             $87                          $2,000
Capital expenditures                                   $283                                                            $283




Total assets for the segments excludes cash, other current assets and other assets, as such assets are not specifically identifiable to a particular segment. Selling, general and administrative expense, excluding specifically identified amounts, has been allocated based on the percentage of the total assets of the respective segment divided by the total assets of all segments.

3. OTHER FINANCIAL DATA.

Details concerning certain balance sheet accounts and operating income detail as of December 31, 1999 and 1998 follows (in thousands):



                                                                           1999                1998
Accounts receivable:
     Trade accounts receivable                                            $  993              $2,896
     Less allowance for doubtful accounts                                   (110)               (152)
                                                                          ------              ------
     Total                                                                $  883              $2,744
                                                                          ======              ======
Inventories:
     Materials                                                            $3,301              $2,843
     Work in process                                                         738                 274
     Finished goods                                                        2,926                 619
     Reserve for obsolescence                                               (640)               (593)
                                                                          ------              ------
     Total                                                                $6,325              $3,143
                                                                          ======              ======
Property, plant and equipment:
     Computers and equipment                                              $1,418              $1,236
     Furniture and fixtures                                                  331                 325
     Tooling                                                                 392                 248
     Building and improvements                                                76                  51
                                                                          ------              ------
                                                                          $2,217               1,860
     Less accumulated depreciation                                        (1,652)             (1,438)
                                                                          ------              ------
     Total                                                                  $565                $422
                                                                          ======              ======
Other assets:
     Patents                                                                $852                $715
     Deposits                                                                 99                 134
     Predevelopment contract costs                                           992
     Other, net of reserves of $475 in 1999 and $867  in 1998                625                 425
                                                                          ------              ------
                                                                           2,568               1,274
     Less accumulated amortization                                          (856)               (679)
                                                                          ------              ------
     Total                                                                $1,712                $595
                                                                          ======              ======


4. DEBT Debt consists of the following as of December 31, 1999 and 1998 (in thousands):



                                                      1999              1998

Revolving line of credit                            $4,730             $3,872
Notes payable                                        1,000                104
                                                    ------             ------
Total debt                                          $5,730             $3,976
 Less current portion                                1,000                104
                                                    ------             ------
 Long Term Debt                                     $4,730             $3,872
                                                    ======             ======


On-Point entered into a loan and security agreement on May 5, 1997, which provided for a revolving credit line of up to $3,000,000, which was amended on July 7, 1998 to increase the borrowing limit to $5,000,000 and further amended on July 2, 1999, to increase the revolving credit line to $6,000,000. In April 2000, the loan was amended to provide for a three year extension and an increase in the borrowing limit to $10,000,000. The line bears interest at the prime rate which was 8.5% at December 31,1999 plus 2% over prime. The rate is reduced by
 .5% annually if On-Point meets certain performance benchmarks. The loan matures on July 31, 2003 and is secured by virtually all of On-Point's assets.. As of December 31, 1999 the line requires On-Point to maintain a minimum of $5.5 million of equity, as defined. On-Point was in compliance with this debt covenant at December 31, 1999. The available borrowings under the revolving credit line are subject to a number of restrictions, which are primarily related to percentages of various assets of On-Point and multiples of monthly cash flows. As of December 31, 1999, On-Point had available approximately $4.8 million under the credit line of which approximately $4.7 million had been borrowed.

Notes payable at December 31, 1999 consists of a note payable to GTECH Corporation in the amount of $1 million which bears interest at prime plus 3% due August 15, 2000. As of December 31, 1998, notes payable consisted of a note to a financial institution in the amount of $104 thousand that was fully paid during 1999. Subsequent to December 31, 1999, On-Point received another $.5 million from GTECH under the same terms as the original note. On-Point also received $.8 million from Galt Asset Management in March 2000 pursuant to a note that bears interest at 10% per annum and matures in September 2000. On-Point is pursuing a private equity placement in which it would receive another $1 million and convert the existing debt from Galt into the private placement.

Future principal payments on debt as of December 31, 1999, are as follows (in thousands):

      Year ending December 31,

            2000                      $1,000
            2001                           0
            2002                           0
            2003                       4,730


5. OPERATING LEASES

On-Point leases certain of its vending terminals to customers under agreements accounted for as operating leases. The net investment in vending terminals held under operating leases at December 31, 1999 and 1998 consisted of approximately $727 thousand and $4.9 million, respectively, less accumulated depreciation of approximately $452 thousand and $3.1 million at December 31, 1999 and 1998, respectively.

Approximate future minimum lease payments receivable by On-Point under operating leases as of December 31, 1999, are as follows (in thousands):

      Year ending December 31,

            2000                         $ 449
            2001                           229

Current operating leases may be extended in one-year increments, upon expiration of current leases. On-Point believes that the net book value is fully recoverable through future lease receipts and the underlying value of the assets as of December 31, 1999 and 1998.

6. SALES-TYPE LEASES On-Point leases certain of its vending terminals under agreements accounted for as sales-type leases. Included in product sales are approximately $2.3 million and $1.9 million of revenues related to sales-type leases for the years ended December 31, 1999 and 1998, respectively. These non-cancelable leases expire over the next one to three years.

The following lists the components of the net investment in sales-type leases as of December 31, 1999 and 1998 (in thousands):

                                                            1999          1998



      Net minimum lease payments receivable               $ 3,077        $3,118
      Estimated unguaranteed residual value                 1,251         1,278
      Less unearned interest income                          (307)         (314)
                                                          -------       -------

      Net investment in sales type leases                 $ 4,021       $ 4,082
                                                          =======       =======

Sales type leases consist of:
     Net investment in sales type leases - short term     $ 1,619        $1,359
     Net investment in sales type leases - long term        2,402         2,723
                                                          -------       -------
     Net investment in sales type leases, as above        $ 4,021       $ 4,082
                                                          =======       =======

The minimum lease payments are recorded net of future estimated service and warranty costs of $ 930 thousand in 1999 and $828 thousand in 1998, which are deferred and recorded as income on a monthly basis over the term of the agreement. Future minimum lease payments, excluding service payments, due from customers under sales-type leases as of December 31, 1999, are as follows (in thousands):

      Year ending December 31,

            2000                                              $ 1,769
            2001                                                  857
            2002                                                  451
                                                              -------
                                                               $3,077
                                                              =======

     The amortization of unearned income for sales-type leases amounted to approximately $323 thousand and $330 thousand for the years ended December 31, 1999 and 1998, respectively.

7. PROPERTY UNDER LEASE AGREEMENT WITH SOLUTIONEERING

As part of its effort to increase its presence in the DCR marketplace in 1997, On-Point entered into an agreement with Solutioneering, Inc. ("Solutioneering") to provide up to an additional 2000 DCR terminals under long-term lease arrangements. Under the arrangement, On-Point would be Solutioneering's exclusive DCR provider. Although On-Point realized Solutioneering was undercapitalized, On-Point believed the deployment of the DCR terminals to retail locations under relatively long-term lease agreements would create adequate underlying value to support repayment of On-Point's leases should Solutioneering fail to pay. While Solutioneering defaulted on its obligations in 1998, On-Point did not foreclose on the equipment leased to Solutioneering primarily because management believed the underlying value of Solutioneering's leased locations could be sold in one package for an amount in excess of the total obligations owed by Solutioneering. On-Point also believes that it will recover the assests and that the fair value of On-Point's leased assets held by Solutioneering exceeded the carrying amount of the leased assets as of December 31, 1999 and 1998. When Solutioneering was unwilling to accept terms offered by a prospective buyer in early 1999, On-Point subsequently filed suit to collect the amounts due.

In 1997 and 1998, On-Point shipped a total of 2033 DCR terminals to Solutioneering. Of the terminals shipped in 1997 and 1998, 1198 were refurbished machines that had been previously returned to On-Point from another DCR customer, Fone America.

The vending machines leased to Solutioneering have been classified as "Property under lease agreement with Solutioneering" as the property is non-performing and unavailable for lease. This property is being depreciated over a five-year estimated useful life. The depreciation expense is classified as cost of sales, consistent with other operating leases. On-Point is in the process of attempting to recover its equipment.

The activity in the Property under Lease agreements with Solutioneering is summarized as follows (in thousands):

                                                      1999                1998

Cost Balance - beginning of year                    $ 4,136             $ 2,644
Additions:
     DCR's returned from Fone America                                        23
     Manufactured and other                                               1,469
                                                    -------             -------

Cost Balance - end of year                            4,136               4,136
Less: accumulated depreciation                       (1,623)               (881)
                                                    -------             -------
Net Balance - end of year                           $ 2,513             $ 3,255
                                                    =======             =======

Fone America returned 1,266 DCR terminals during 1997 and 1998 under an agreement with On-Point to partially satisfy their outstanding receivable balance. The Fone America net receivable balance was $2.4 million at December 31, 1996, which consisted of the net unamortized balance of net investment in sales type leases for prior years' sales to Fone America, less reserves for refurbishment costs and bad debt

A bad debt reserve was established as of December 31, 1997 of $284 thousand. As Fone America returned terminals, On-Point reduced the Fone America receivable balance with an estimated cost basis per terminal. This estimated cost basis represented the lower of cost or fair value of the returned terminals. The resulting cost basis ranged from $1,340 for a 2-bin terminal to $2,386 for a 4-bin terminal. The balance of $206 thousand, after all machines were returned, was charged to bad debts in 1998. During 1999, $184 thousand of amounts charged to bad debts in 1998 were reversed.


8. INCOME TAXES Following is a reconciliation of the income tax benefit expected (based on the statutory federal income tax rate) to the actual income tax provision recorded (in thousands):

                                                                          1999             1998

Tax expense (benefit) computed at the statutory federal rate
     rate of 34%                                                         $(245)            $(131)
State income tax expense, net of federal income tax effect                  (0)               20
Expenses not deductible for income tax purposes                              8                (6)
Change in valuation allowances for deferred income tax assets              237               137
                                                                         -----             -----
Provision for income taxes - current                                     $   0             $  20
                                                                         =====             =====

The components of the income tax expense for the year ended December 31, 1999 and 1998 consists of the following


Current:
     Federal                                                                 $--
     State                                                  $ 0               20
                                                            ---              ---
                                                                              20
Deferred:
     Federal                                                 --               --
     State                                                   --               --
                                                            ---              ---
                                                             --               --
                                                            ---              ---
Provision for income taxes - current                        $ 0              $20
                                                            ===              ===

Deferred income tax assets and the related valuation allowance as of December 31, 1999 and 1998, result from the following temporary differences:

                                              1999               1998

Net operating loss carryforwards            $ 5,503             $ 5,475
Inventory and other reserves                  1,076                 868
Valuation allowance                          (6,579)             (6,343)
                                            -------             -------
Net deferred income tax assets              $    --             $    --
                                            =======             =======

Due to significant losses for income tax reporting purposes prior to 1999 as well as the other issues currently being addressed by On-Point, management has concluded that it is more likely than not that the deferred tax assets will not be realized and that a valuation allowance is needed to reduce the carrying value of deferred income tax assets to zero.

At December 31, 1999, On-Point has $15.4 million of operating loss available to offset future federal taxable income, which expire during the years 2011 through 2018.

9. SHAREHOLDERS' EQUITY

Private Placement On-Point completed an equity financing and a debt financing in 1997. The equity financing, which was subsequently registered with the SEC, was a private placement of $800 thousand of equity Units. The Units consisted of one share of Common stock of On-Point per $0.75 of equity investment, one-half Class A Warrant per $1.00 of equity investment and one Class B Warrant per $1.00 of equity investment. Each Class A Warrant was exercisable to purchase one share of Common Stock at a price of $1.25 per share for a period of one year while each Class B Warrant was exercisable to purchase one share of Common Stock at a price of $2.00 per share expiring March 18, 1999.

Preferred Stock On-Point is authorized to issue up to two million shares of preferred stock without further shareholder approval; the rights, preferences and privileges of which would be determined at the time of issuance. No shares have ever been issued.

Stock Warrants Exercised In 1998, various warrants were exercised to purchase On-Point's Common Stock for total proceeds of $911 thousand. Warrants from the private placement, discussed above, were exercised in 1998 to purchase 540,986 shares of On-Point's Common Stock at $1.25 per share. Other warrants were exercised in 1998 to purchase 25,000, 37,500 and 65,000 shares of On-Point's Common Stock at $1.24, $1.25 and $.69 per share, respectively. In 1999, warrants from the private placement were exercised to purchase 60,000 shares of On-Point's common stock at a price of $2 per share.

Stock Option Plans On-Point has two employee stock option plans whereby options to purchase 1,972,500 shares of On-Point's common stock may be granted to certain executives and employees, and an option plan for directors under which options for 525,000 shares of On-Point's common stock may be issued to directors of On-Point. Information regarding these option plans, including options outstanding for non-employees of 295,000 and 424,000 shares as of December 31, 1999 and 1998, respectively, follows:

                                                                            1999                            1998
                                                                                  Weighted                           Weighted
                                                                                   Average                            Average
                                                                                  Exercise                           Exercise
                                                              Shares                 Price        Shares                Price
Outstanding at January 1                                    2,083,835             $   1.61     1,280,380             $   1.44
     Granted                                                  543,500             $   1.73       882,000             $   1.88
     Exercised                                               (111,575)            $   1.04        (5,085)            $   0.90
     Expired                                                       --                --          (50,000)            $   2.00
     Forfeited                                               (315,230)            $  (1.95)      (23,460)            $   2.21
                                                            ---------             --------     ---------             --------
Outstanding at December 31                                  2,200,530             $   1.63      2,083,835            $   1.61
                                                            =========             ========      =========            ========

Options exercisable at year end                             1,560,530             $   1.15      1,095,376            $   1.47
Weighted average fair value per share of options
granted during the year                                                           $   0.97                           $   0.76

The following table summarizes information about fixed-price stock options outstanding at December 31, 1999:



                                   Options Outstanding                            Options Exercisable
                    ----------------------------------------------------   --------------------------------
                        Number         Weighted Ave         Weighted-          Number          Weighted-
      Range of      Outstanding at      Remaining            Average       Outstanding at       Average
  Exercise Prices      12/31/99      Contractual Life    Exercise Price       12/31/99       Exercise Price
  ---------------      --------      ----------------    --------------       --------       --------------
   $0.80 - 1.00            937,395         3.59                   $0.81           913,395             $0.80
    1.41 - 1.81            680,000         4.33                   $1.53           558,000             $1.53
    1.97 - 2.09            383,135         2.78                   $2.02            46,635             $2.03
    2.25 - 2.88            100,000         2.36                   $2.67            42,500             $2.50
       7.45                100,000         4.75                   $7.45
                    --------------   ----------------   ----------------   ---------------   ---------------
    $0.80 - 7.45         2,200,530         3.67                   $1.63         1,560,530             $1.15
                    ==============   ================   ================   ===============   ===============

On-Point has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" for employee stock options. Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation for On-Point's three stock option plans been determined based on the fair value at the grant date for awards in 1999 and 1998 consistent with the provisions of SFAS No. 123, On-Point's net earnings (loss) and earnings (loss) per share would have been reduced to the pro forma amounts indicated below:

                         1999                            1998
                         -----                           ----
                 Net           Per Share         Net          Per Share
                Loss       Basic    Diluted     Loss       Basic    Diluted
                ----       -----    -------     ----       -----    -------

 As Reported   $ (721)   $ (0.07)   $ (0.07)   $ (404)   $ (0.04)   $ (0.04)
               =======   ========   ========   =======   ========   ========

 Pro Forma     $ (877)   $ (0.09)   $ (0.09)   $ (484)   $ (0.05)   $ (0.05)
               =======   ========   ========   =======   ========   ========

In 1999 the fair value of options granted to employees is estimated as approximately $0.97 per share on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the grants; dividend yield of 0%; expected volatility of 72%; risk free interest rate of 5.80%; and expected lives of 4.84 years. In 1998 the fair value of options granted to employees is estimated as approximately $0.71 per share on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the grants; dividend yield of 0%; expected volatility of 51%; risk free interest rate of 4.68%; and expected lives of 4.65 years.

In July 1999, two advisory board members of On-Point each received three-year options to purchase 20,000 shares and 10,000 shares, respectively, of On-Point's common stock at $1.97 per share. These options vest in July 2000 and October 1999, respectively. The fair value of the options at the date of grant totaled $27,000; $8 thousand of which was expensed to selling, general and administrative expense in 1999 and the remainder will be expensed over the expected term of the respective advisory director.

In October 1998, Robert Burr, a former Chairman of the Board, President and CEO of On-Point, received a three-year option to purchase 50,000 shares of On-Point's Common Stock at $2.00 per share pursuant to his consulting agreement with On-Point. The option vests on March 31, 2001, or earlier, if certain conditions are met. The fair value of the option at December 31, 1999 totaled $64 thousand, of which $2 thousand and $21 thousand were expensed to selling, general and administrative expense during the years ended December 31, 1998 and 1999, respectively. The remainder will be expensed over 22 months.

In September 1998, a consultant received an option to purchase 5,000 shares of On-Point's Common Stock at $1.66 per share pursuant to a consulting agreement entered into with On-Point. The option vests over 2 1/2 years. The fair value of the option at December 31, 1999 totaled $8 thousand; of which $1 thousand and $2 thousand were expensed to selling, general and administrative expense during the years ended December 31, 1998 and 1999. The remainder will be expensed to selling, general and administrative expense over the remaining 14-month term of the consulting agreement.

In May 1998, two individuals, one of whom is an officer of On-Point, each received an option to purchase 50,000 shares of On-Point's Common Stock at $2.09 per share pursuant to their assignment of certain intellectual property to On-Point. The options vest the earlier of April 1, 2001, or upon the satisfaction of certain performance conditions. No expense was recorded as the fair value of the options granted was in exchange for intellectual property.

In April 1998, an advisory board member of On-Point received a three-year option to purchase 10,000 shares of On-Point's Common Stock at $2.88 per share pursuant to his appointment as an Advisory Director. Subsequent to his appointment, the advisory director resigned and the options were terminated. Prior to the termination of the options, $7 thousand was expensed to selling, general and administrative expense during the year ended December 31, 1998 representing that portion of the fair value of the options prior to termination.

In March 1998, Vanguard Strategies, Inc. (VSI)and Mr. Robert L. Burr, a former chairman and chief executive officer of On-Point, were each granted five-year stock options for 50,000 shares of On-Point's Common Stock at $2.88 per share pursuant to an agreement to terminate their respective rights in On-Point's international operations. The options would have vested at the earlier of June 30, 2002 (subject to certain conditions) or March 31 following the fiscal year end during which cumulative gross revenues for fiscal years beginning in 1998 from Central and South America exceed $5,000,000; however, the options were terminated effective January 1, 1999. Prior to the termination of the options, $18 thousand was expensed to selling, general and administrative expense during the year ended December 31, 1998 representing that portion of the fair value of the options prior to termination.

In January 1998, a consultant received an option to purchase 10,000 shares of On-Point's Common Stock at $2.09 per share pursuant to a consulting agreement. The option vests over two years. The fair value of the options at December 31, 1999 totaled $9 thousand, of which $4 thousand and $5 thousand were expensed to selling, general and administrative expense in 1998 and 1999, respectively.

Stock Warrants

In July 1998, Coast Business Credit received a warrant to purchase 10,000 shares of On-Point's Common Stock at $1.63 per share pursuant to a financing agreement entered into with On-Point. The warrant has a two-year term and became exercisable in July 1998. The fair value of the warrant totaled $5 thousand at the date of grant of which $1 thousand and $2 thousand were expensed to selling, general and administrative expense during 1998 and 1999, respectively. The remaining balance will be expensed over 6 months.

In May 1997, Coast Business Credit and a consultant received warrants to purchase 50,000 shares and 45,000 shares, respectively, of On-Point's common stock at $2.00 per share and $2.52 per share, respectively, in consideration for the debt financing. The warrants each have a three-year term and became exercisable in May 1997. The fair value of the warrants totaled $79 thousand, which is being expensed over 36 months. On-Point expensed $26 thousand to financing costs in both 1998 and 1999.

In January 1997, the Chairman and Chief Executive Officer of the Company received a warrant to purchase 500,000 shares of the Company's Common Stock at $.63 per share in connection with his personal guaranty and indemnity of a $2 million performance bond for the Company. The warrant has a five-year term and became exercisable in January 1997. The fair value of the warrant totaled $178 thousand at the date of grant; $59 thousand of which was expensed to selling, general and administrative expense in each of the years ended December 31, 1999 and 1998.

10. COMMITMENTS AND CONTINGENCIES

Lease Commitments On-Point leases facilities under operating leases expiring at various dates through January 2009. Rent expense for such facilities totaled $272 thousand and $244 thousand for the years ended December 31, 1999 and 1998, respectively. Future minimum rentals under noncancelable operating leases as of December 31, 1999 are as follows (in thousands):



        2000                                                    $  244
        2001                                                       245
        2002                                                       238
        2003                                                       211
        2004                                                       211
        Thereafter                                                 861
                                                                ======
                                                                $2,010

Customer Dispute Since 1994, On-Point had sought reimbursement from the California State Lottery ("CSL") for the supply and installation of out-of-warranty spare parts and related sales tax pursuant to its service contract. The claim was estimated at more than $1.9 million. The CSL had refused to honor the claim and had responded with a claim of $1.7 million in liquidated damages for On-Point's alleged delay in responding to service calls in 1994 and 1995. Further, the CSL withheld payment of more that $300 thousand in outstanding invoices for products and services from On-Point. No amounts related to this receivable were recorded in the accompanying financial statements as of December 31, 1997. During 1998, On-Point amicably resolved the dispute and received a payment of approximately $350,000 from the CSL.


Legal Proceedings On-Point is a party to legal proceedings in the ordinary course of its business, the most significant of which are described below.

On April 21, 2000, an action was filed against On-Point in U.S. District Court, Southern District of Ohio, by On-Point's principal competitor, Interlott Technologies, Inc. (ILI) alleging that On-Point breached a settlement agreement and mutual release dated May 30, 1991 with ILI in that On-Point was using elements of ILI's technology in On-Point's new PlayPoint technology. Management believes that ILI's suit is without merit, and On-Point is in the process of preparing a response to the matter.

On April 20, 2000, a shareholder class action was filed against On-Point and its chief executive officer, in U.S. District Court, Southern District of California. The action, which seeks an unspecified amount of damages on behalf of all similarly situated shareholders, alleges that On-Point violated federal securities laws by the dissemination of materially false and misleading financial statements. On-Point has been informed that a similar action was also filed but has not been served with any additional actions at this time. On-Point intends to vigorously defend against these claims and is in the process of preparing a response to the action filed.

On January 14, 2000, an action was filed against On-Point and its directors on behalf of a stockholder in Superior Court of California, County of San Diego. The action alleges that the consideration to be paid by GTECH Corporation for all of On-Point's stock pursuant to an agreement entered into by On-Point and GTECH in January 2000 was inadequate and that the directors breached their fiduciary duties relating to the proposed sale of On-Point to GTECH. On-Point will seek dismissal of this action since GTECH has provided notice of termination of the agreement upon which the action was based.

On January 11, 1999, On-Point filed an action against Solutioneering, Inc. in Superior Court of California, County of San Diego. A first amended complaint of said action was filed on February 9, 1999. The action arises from the lease to Solutioneering of a total of 2,193 prepaid phone card vending terminals (2,033 of which were shipped in 1997 - 1998) under a March 1, 1995 Master Lease Agreement and two amendments thereto (the "Agreement"). In the action, On-Point asserts that Solutioneering has breached the Agreement and has claimed damages of approximately $9 million. Solutioneering subsequently sought bankruptcy protection in 1999. On-Point is now pursuing its claim to the leased machines through the bankruptcy court. The financing lender to Solutioneering has raised a claim that it has a priority security interest ahead of On-Point to the leased machines based on their allegation that On-Point sold the machines to Solutioneering rather than leased the machines. We believe the arrangement with Solutioneering was clearly a lease and that the financing lender's claim to be without merit. On-Point's net balance sheet carrying value of the Solutioneering leased machines at December 31, 1999 was approximately $2.5 million. Management expects to recover the assets and believes the underlying value of On-Point's equipment at Solutioneering exceeds the carrying value on On-Point's books.

On January 23, 1996, ILI filed an action against On-Point in the Common Pleas Court of Hamilton County, Ohio arising from an agreement in principle between ILI and On-Point, which was signed on March 23, 1995 regarding a proposed merger transaction. In the action, ILI contended that, under the agreement in principle, On-Point was responsible to pay ILI's reasonable fees and expenses in connection with the proposed merger because the transaction did not proceed due to On-Point's actions. In addition, ILI contended that another provision of the agreement in principle obligated On-Point to pay a "break-up fee" in the event On-Point entered into a "binding commitment to engage in a recapitalization, debt issuance or working capital financing other than in the ordinary course of business within one year of the public announcement of such abandonment or termination of the proposed merger transaction." In the action, ILI sought reimbursement of alleged fees and expenses of $240 thousand, payment of a break-up fee in the amount of $989 thousand and reasonable attorney's fees. On-Point removed ILI's action to the United States District Court for the Southern District of Ohio on February 26, 1996. On March 4, 1996 On-Point filed an answer denying all liability to ILI. On-Point also asserted a counterclaim against ILI seeking a declaratory judgment that the break-up fee had not been triggered under the terms of the agreement in principle, seeking to recover On-Point's own costs and expenses in connection with the proposed merger agreement and seeking compensatory damages from ILI for unfair competition and tortuous interference with business relations. The parties reached a full and complete settlement of the action on March 4, 1999 by the payment of On-Point of approximately $600,000, which was accrued over the three years prior to December 31, 1998. No liability was admitted by either party pursuant to the settlement and the settlement had no material adverse effect on On-Point's results of operations.

Executive Compensation Agreement On-Point has an employment agreement with On-Point's Chief Executive Officer (the "CEO") for a three-year term commencing January 9, 1996, which automatically extends annually an additional year unless notice has otherwise been given by On-Point. As of December 31, 1999, the term expires on December 2001. While On-Point is committed under the agreement to provide for an annual base salary of at least $300 thousand, plus a bonus equal to 5% of the first million of On-Point's pre-tax income and 7% thereafter, only $138 thousand and $177 thousand was paid to Mr. Sandvick in salary in 1999 and 1998, respectively, and no bonuses were paid to Mr. Sandvick in either year. Mr. Sandvick waived all accrued bonuses and unpaid wages effective December 31, 1999. The amount of accrued wages waived amounted to $169 thousand.

The employment agreement with the CEO also provides for severance upon termination by On-Point without cause or termination by the CEO for "good reason," as defined, in the amount equal to the base salary the CEO would have earned during the 36 month period commencing on the date of termination plus three times the CEO's average annual bonus received over the prior three fiscal years. The CEO would also have the right to receive all other benefits that would have been received under his employment arrangement for that 36-month period. Further, all shares underlying outstanding stock options granted to the CEO would become fully exercisable for a period of 18 months after termination.

11. RELATED PARTY TRANSACTIONS

In January 1997, VSI was granted an additional warrant to purchase 250,000 shares of On-Point's common stock at a price of $.72 pursuant to the extension of a loan with U.S. Mortgage Bankers Corp.(USMBC), a company wholly-owned by a director of On-Point and relative of On-Point's chief executive officer, pursuant to an agreement entered into between VSI and On-Point prior any relation between On-Point and VSI, On-Point's chief executive officer or USMBC. The warrant has a five-year term and became exercisable in January 1997. The fair value of this warrant totaled $102 thousand at the date of grant, which was expensed during the year ended December 31, 1997.

In connection with the engagement of VSI to raise capital for On-Point and pursue other business restructuring alternatives and the continuing arrangements with Mr. Burr, VSI and Mr. Burr were provided an option to purchase 80% (40% each) of a subsidiary to be formed to carry on On-Point's international operations. The option was provided to VSI and Mr. Burr as an incentive for them to aggressively pursue international sales. However, on March 19, 1998 On-Point and VSI entered into an agreement whereby the original agreement with VSI referred to above was terminated. Pursuant to the termination agreement and for future consulting service, VSI and Mr. Burr were each granted options to purchase 50,000 shares of On-Point's common stock at $2.88 per share, the closing market price of On-Point's common stock on such date. The options would have expired on December 31, 2002 and vest at the earlier on June 30, 2002 (subject to certain conditions) or March 31 following the fiscal year end during which cumulative gross revenues for fiscal years beginning in 1998 from Central and South America exceed $5,000,000; however, the options were terminated effective January 1, 1999 (see Note 10).

12. RESTATEMENT OF QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)

As previously reported in the Company's 1998 Annual Report included in Form 10-KSB/A filed on March 30, 2000, On-Point determined that long-term leases of vending machines to Solutioneering, Inc. should have been recorded as operating leases, rather than as sales type leases. In 1997, On-Point and Solutioneering entered into a long-term lease arrangement pursuant to which On-Point furnished Solutioneering with 2,033 vending machines during 1997 and 1998, including 1,198 refurbished machines that had been previously returned to On-Point from another DCR customer, Fone America. On-Point's management has concluded that based on the financial condition of Solutioneering at the inception of the lease, the lease should have been accounted for as an operating lease, as the collectibility of the lease payments was not reasonably predictable.

Revenues previously recorded as sales-type transactions of $1.9 million in 1998 and $3.5 million in 1997, have been reversed, the leased equipment has been capitalized, depreciation is being taken over the estimated useful life of the assets, and operating lease revenue has been recorded only to the extent of cash receipts from Solutioneering of $205 thousand in 1997. The net impact of all adjustments to Solutioneering was a decrease in net income of $741 thousand in 1999 and $2.1 million in 1998. On-Point's net balance sheet carrying value of the Solutioneering leased machines at December 31, 1999 is approximately $2.5 million. The leased vending machines have been separately classified as "Property under lease agreement with Solutioneering" as a non-current asset, since the assets are non-performing and are not available for sale or lease. See also Note 7.

In addition, On-Point has reclassified $855 thousand in 1998 from cost of sales to selling, general and administrative expense for amounts representing bad debt expenses. Interest income, attributable to sales-type lease financing of $330 thousand in 1998 was also reclassified from other (income) expenses to revenues.

Additionally, On-Point has applied the provisions of SFAS 123, "Accounting for Stock Based Compensation" to options and warrants granted to the Chief Executive Officer and to Vanguard Securities, a company wholly owned by him, as transactions not related to normal employee duties and to options and warrants granted for services to other outside parties in fiscal years 1996 through 1999. The additional expense in 1999 and 1998 was $100 thousand and $120 thousand, respectively, of which $50 thousand and $70 thousand, respectively, were attributable to grants to the Chief Executive Officer, including Vanguard Securities (See Note 11 of the Financial Statements).

As a result, the 1999 and 1998 quarterly condensed consolidated financial statements have been restated from amounts previously reported to properly reflect these transactions and reclassifications. A summary of the significant effects of the restatement is as follows (in thousands, except per share data):

                                                                      1999                         1998
                                                                      ----                         ----
                                                          As Previously                 As Previously
                                                            Reported      As Restated     Reported      As Restated
                                                            --------      -----------     --------      -----------
THREE MONTHS ENDED MARCH 31:
----------------------------
Revenues                                                    $  5,294       $  4,975       $  4,278       $  3,776
Cost of sales                                                  3,606          3,634          2,974          2,776
-----------------------------------------------------------------------------------------------------------------
Gross profit                                                   1,688          1,341          1,304          1,000
Operating expenses                                               985          1,010            859            750
-----------------------------------------------------------------------------------------------------------------
Income from operations                                           703            331            445            250
Other income (expense)                                           (29)          (119)           108           (150)
-----------------------------------------------------------------------------------------------------------------
Income before income taxes                                       674            212            553            100
Provision for income taxes                                         0              0              0              0
-----------------------------------------------------------------------------------------------------------------
Net income                                                  $    674       $    212       $    553           100
=================================================================================================================

Net income  per share - basic                               $   0.07       $   0.02       $   0.06       $   0.01
Net income  per share - diluted                             $   0.06       $   0.02       $   0.05       $   0.01

MARCH 31:
Current assets:
Cash and cash equivalents                                   $     47       $     47       $      8       $      8
Accounts receivable, net                                       2,333          2,333          2,558          2,558
Inventories                                                    2,811          2,968          2,304          2,304
Net investment in sales-type leases                            1,700          1,700          1,894          1,894
Other current assets                                             173            153            132            132
-----------------------------------------------------------------------------------------------------------------
Total current assets                                           7,064          7,201          6,896          6,896
Plant, property and equipment, net                               449            449            596            596
Net investment in sales-type leases                            9,369          3,181          5,832          1,657
Property under operating leases, net                           1,887          1,726          2,405          2,223
Property under lease agreement with
    Solutioneering, net                                                       3,070                         2,835
Other assets                                                   1,061            538            346            212
-----------------------------------------------------------------------------------------------------------------
Total assets                                                $ 19,830       $ 16,165       $ 16,075       $ 14,419
=================================================================================================================
Liabilities and shareholders' equity:
Accounts payable                                               1,617          1,617          1,005          1,005
Current portion of long-term debt                                 60             60            207            207
Accrued expenses                                               1,564          1,535          1,948          1,919
-----------------------------------------------------------------------------------------------------------------
Total current liabilities                                      3,241          3,212          3,160          3,131
Other liabilities                                                100            100            832            832
Long-term debt                                                 3,686          3,686          1,638          1,638
Shareholders' equity                                          12,803          9,167         10,445          8,818
-----------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                  $ 19,830       $ 16,165       $ 16,075       $ 14,419
=================================================================================================================


                                                                      1999                          1998
                                                                      ----                          ----
                                                          As Previously                 As Previously
                                                            Reported      As Restated     Reported      As Restated
                                                            --------      -----------     --------      -----------
THREE MONTHS ENDED JUNE 30:
---------------------------
Revenues                                                    $  5,135        $  5,162      $  4,144        $  3,056
Cost of sales                                                  3,770           3,906         2,651           2,024
------------------------------------------------------------------------------------------------------------------
Gross profit                                                   1,365           1,256         1,493           1,032

Operating expenses                                               746             771         1,088           1,118
------------------------------------------------------------------------------------------------------------------
Income (loss) from operations                                    619             485           405             (86)
Other income (expense)                                           (54)           (144)          138             (93)
------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                565             341           543            (179)
Provision for income taxes                                         0               0             0               0
------------------------------------------------------------------------------------------------------------------
Net income (loss)                                           $    565        $    341      $    543        $   (179)
==================================================================================================================

Net income (loss) per share - basic                         $   0.06        $   0.03      $   0.05          $(0.02)
Net income (loss) per share - diluted                       $   0.05        $   0.03      $   0.05          $(0.02)

==================================================================================================================


JUNE 30:
Current assets:
Cash and cash equivalents                                   $    190        $    190      $    269        $    269
Accounts receivable, net                                       4,361           4,311         5,148           5,148
Inventories                                                    2,563           2,770         2,245           2,245
Net investment in sales-type leases                            1,769           1,769         2,103           2,103
Other current assets                                             230             197           134             134
------------------------------------------------------------------------------------------------------------------
Total current assets                                           9,113           9,237         9,899           9,899
Plant, property and equipment, net                               429             429           531             531
Net investment in sales-type leases                            9,440           3,252         5,927             433
Property under operating leases, net                           1,715           1,554         2,256           2,081
Property under lease agreement with                                            2,884
    Solutioneering, net                                                                                      3,455
Other assets                                                   1,360             837           394             260
------------------------------------------------------------------------------------------------------------------
Total assets                                                $ 22,057        $ 18,193      $ 19,007        $ 16,659
==================================================================================================================
Liabilities and shareholders' equity:
Accounts payable                                            $  2,003        $  2,003      $    893        $    893
Current portion of long-term debt                                 30              30           181             181
Accrued expenses                                               1,559           1,530         3,136           3,107
------------------------------------------------------------------------------------------------------------------
Total current liabilities                                      3,592           3,563         4,210           4,181
Other liabilities                                                100             100           899             899
Long-term debt                                                 4,930           4,930         2,635           2,635
Shareholders' equity                                          13,435           9,600        11,263           8,944
------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                  $ 22,057        $ 18,193      $ 19,007        $ 16,659
==================================================================================================================


                                                                      1999                          1998
                                                                      ----                          ----
                                                          As Previously                 As Previously
                                                            Reported      As Restated     Reported      As Restated
                                                            --------      -----------     --------      -----------
THREE MONTHS ENDED SEPTEMBER 30:
--------------------------------
Revenues                                                    $  3,465        $  2,062      $  3,828        $  3,689
Cost of sales                                                  2,691           1,913         2,446           2,463
------------------------------------------------------------------------------------------------------------------
Gross profit                                                     774             149         1,382           1,226
Operating expenses                                               652             725         1,130           1,160
------------------------------------------------------------------------------------------------------------------
Income (loss) from operations                                    122            (576)          252              66
Other income (expense)                                           (27)           (124)          167            (195)
------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                 95            (700)          419            (129)
Provision for income taxes                                         0               0             0               0
------------------------------------------------------------------------------------------------------------------
Net income (loss)                                           $     95        $   (700)     $    419        $   (129)
==================================================================================================================

Net income (loss) per share - basic                         $   0.01        $  (0.07)     $   0.04        $  (0.01)
Net income (loss) per share - diluted                       $   0.01        $  (0.06)     $   0.04        $  (0.01)

SEPTEMBER 30:
Current assets:
Cash and cash equivalents                                   $    166        $    166      $     92        $     92

Accounts receivable, net                                       4,076           2,541         3,246           3,246
Inventories                                                    4,776           5,931         2,827           2,827
Net investment in sales-type leases                            1,904           1,904         2,711           2,711
Other current assets                                             308             275           126             126
------------------------------------------------------------------------------------------------------------------
Total current assets                                          11,230          10,817         9,002           9,002
Plant, property and equipment, net                               529             529           428             428
Net investment in sales-type leases                            8,905           2,669         6,661             666
Property under operating leases, net                             529             368         2,100           1,932
Property under lease agreement with                                            2,699
    Solutioneering, net                                                                                      3,431
Other assets                                                   1,548           1,025           423             289
------------------------------------------------------------------------------------------------------------------
Total assets                                                $ 22,741        $ 18,107      $ 18,614        $ 15,748
==================================================================================================================
Liabilities and shareholders' equity:
Accounts payable                                            $  2,111        $  2,111      $    710        $    710
Current portion of long-term debt                              5,498           5,498           149             149
Accrued expenses                                               1,542           1,513         2,126           2,097
------------------------------------------------------------------------------------------------------------------
Total current liabilities                                      9,151           9,122         2,985           2,956
Other liabilities                                                 50              50           821             821
Long-term debt                                                                               2,999           2,999
Shareholders' equity                                          13,540           8,935        11,809           8,972
------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                  $ 22,741        $ 18,107      $ 18,614        $ 15,748
==================================================================================================================

               On-Point Technology Systems, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheet


                                                                      March 31
                                                                          2001
Assets                                                              (Unaudited)
Thousands of dollars, except share amounts
Current assets:
              Cash and cash equivalents                                    $553
              Accounts receivable, net                                      572
              Inventories                                                 1,129
              Net assets of discontinued operations                      10,165
              Other current assets                                          105
                                                                     ----------
Total current assets                                                     12,524
                                                                     ----------
Plant, property and equipment, net                                          160
Property held for operating leases, net                                      28
Inventory, previously under lease with Solutioneering                     1,825
Other assets                                                                981
                                                                     ----------
Total assets                                                            $15,518
                                                                     ----------
Liabilities and shareholders' equity Current liabilities:
              Accounts payable                                           $1,398
              Notes payable
                                                                          1,980
              Accrued expenses & other current liabilities                  400
                                                                     ----------
Total current liabilities                                                 3,778
                                                                    ----------
Long-term debt                                                            3,929
                                                                    ----------
Shareholders' equity:
              Preferred stock, no par value, 2,000,000 shares
authorized, no shares issued or outstanding
              Common stock, $.03 par value, 13,333,334 shares
authorized, 4,305,584 shares issued and outstanding                         129
              Shares to be issued                                           950
              Additional paid-in capital                                 33,124
              Accumulated deficit                                       (26,392)
                                                                     ----------
Total shareholders' equity                                                7,811
                                                                     ----------
Total liabilities and shareholders' equity                              $15,518
                                                                     ----------

See accompanying notes to condensed consolidated financial statements

               On-Point Technology Systems, Inc. and Subsidiaries
                Condensed Consolidated Statements of Operations
                                   (Unaudited)


                                                     Three Months Ended
                                                          March 31
                                                       2001     2000
Thousands of dollars/shares, except per share amounts------------------
Revenues                                                    $6       $2
Cost of revenues                                             3        1
                                                     ------------------
Gross profit                                                 3        1
                                                     ------------------
Other costs and expenses:
         Selling, general and administrative               438      407
         Interest expense                                  154      173
                                                     ------------------
Total other costs and expenses                             592      580
                                                     ------------------
Loss from continuing operations                          (589)    (579)
                                                     ------------------
Income from discontinued operations                        294      489
                                                     ------------------
Net Loss                                                $(295)    $(90)
                                                     ------------------
Earnings (loss) per share:
         Basic and diluted:
                 Continuing operations                 $(0.14)  $(0.17)
                 Discontinued operations                   .07      .14
                                                     ------------------
                 Net loss                              $(0.07)  $(0.03)
                                                     ------------------
Weighted average shares                                  4,305    3,422
                                                     ------------------

See accompanying notes to condensed consolidated financial statements

               On-Point Technology Systems, Inc. and Subsidiaries

                Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)




                                                        Three months ended March 31
                                                             2001         2000
                                                        ------------- ------------
Thousand of dollars Cash flows from operating activities:
              Loss from continuing operations                 $(589)       $(579)
              Income from discontinued operations               294          489
              Adjustments to reconcile net (loss) to
net cash (used for) provided by operating activities:
              Depreciation and amortization                     215          262
              Issuance of options and warrants for
services provided                                                31           15
              Changes in operating assets and
liabilities:
                         Accounts receivable                    314         (884)
                         Inventories                             91         (168)
                         Accounts payable                      (155)         867
                           Accrued expenses and other
liabilities                                                    (117)          98
                         Other current assets                   (80)        (407)
                                                      ------------- ------------
Net cash (used for) provided by operating activities              4         (307)
                                                      ------------- ------------
Cash flows from investing activities:
              Purchases of plant, property and
equipment                                                       (17)         (35)
              Net investment in sales-type leases               342         (581)
              (Increase) decrease in other assets               (21)         (92)
              Investment in property held for                   (37)
operating leases                                      ------------- ------------
Net cash (used for) provided by investing activities            267         (708)
                                                      ------------- ------------
Cash flows from financing activities:
              Proceeds from line of credit, net                 143         (607)
              Proceeds from notes payable, net                             1,500
                                                      ------------- ------------
Net cash provided by financing activities                       143          893
                                                      ------------- ------------
Increase (decrease) in cash and cash equivalents                414        (122)
                                                      ------------- ------------
Cash and cash equivalents at beginning of period                139          157
                                                      ------------- ------------
Cash and cash equivalents at end of period                     $553          $35
                                                      ------------- ------------
Supplemental cash flow information:
              Cash paid during the period for                  $154         $141
interest                                              ------------- ------------

See accompanying notes to condensed consolidated financial statements

                 ON-POINT TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES
                         NOTES TO CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

                                   (Unaudited)

1. Basis of Presentation The accounting and reporting policies of On-Point Technology Systems, Inc. and subsidiaries (collectively referred to as the "Company") conform to generally accepted accounting principles. The condensed consolidated financial statements for the three months ended March 31, 2001 and 2000 are unaudited and do not include all information or footnotes necessary for a complete presentation of financial condition, results of operations and cash flows. The interim financial statements include all adjustments, consisting only of normal recurring accruals, which in the opinion of management are necessary in order to make the financial statements not misleading. These consolidated financial statements should be read in conjunction with the Company's December 31, 2000 audited financial statements which are included in the Company's Annual Report on Form 10-KSB dated December 31, 2000. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2001.

             On November 6, 2000, the Board of Directors of the Company approved a one-for-three reverse split of the Company's common stock. No fractional shares of common stock were issued in connection with the reverse stock split and in instances where the reverse split resulted in a stockholder becoming the holder of a fractional interest in a share, then the number of shares held by such stockholder was rounded up to the nearest whole share. The accompanying condensed consolidated financial statements for the three months ended March 31, 2000 have been restated to show the effects of the reverse stock split as if the split had occurred as of the beginning of the respective periods.
2. Discontinued Operations On February 23, 2001, the Company executed a definitive agreement to sell to Interlott Technologies, Inc. ("Interlott") those assets used in its existing lottery business, relating to the manufacture, sale, lease and service of instant ticket vending machines, including the assignment of On-Point's existing lottery contracts. In exchange, On-Point will receive up to $28.5 million, including cash of $13.5 million at closing (subject to adjustment if inventory and accounts receivable are greater than or less than $5 million), and deferred and earn-out amounts over five years (subject to certain conditions) for the remainder. In addition, On-Point and Interlott will enter into a separate on-line technology agreement to market a proprietary design for an on-line activated instant lottery ticket. On-Point will retain its cash and all non-lottery related assets and continue to move forward with new market opportunities. The Company received shareholder approval for the sale on May 18, 2001 and the closing is subject to customary closing conditions. The Company anticipates a gain on the sale of the lottery assets.
             As a result of the agreement, the operations related to the lottery assets have been reflected as discontinued operations in the accompanying condensed consolidated financial statements. The net income of discontinued operations for the three-months ended March 31, 2001 and 2000 was $294 thousand and $489 thousand, respectively.

The net assets of discontinued operations expected to be disposed as of March 31, 2001 were as follows:


                                                   (in thousands)
                                                   -------------
              Current assets                               $6,293
              Plant, property and equipment, net              119
              Net investment in sales-type leases           1,943
              Property under operating leases, net            631
              Other assets                                  1,179
                                                    -------------
              Net assets of discontinued operations       $10,165
                                                    -------------

For the three months ended March 31, 2001, cash flows provided by operating and investing activities were $1,467 thousand and $317 thousand, respectively, totaling $1,784 thousand. For the three months ended March 31, 2000, cash flows provided by operating activities were $221 thousand and cash flows used in investing activities were $720 thousand, totaling a net use of $499 thousand.
3. Contingencies On April 20, 2000, a shareholder class action was filed against On-Point and certain officers and directors in the U.S. District Court, Southern District of California. The action, which seeks an unspecified amount of damages on behalf of all similarly situated shareholders, alleges that On-Point violated federal securities laws by the dissemination of materially false and misleading financial statements. Subsequent cases alleging substantially the same claims, and also filed in the same court, have all been consolidated before the same judge. The defendants have entered into amended settlement agreements with the class, and the court has preliminarily approved the amended settlement agreements. On-Point and the other defendants have denied the liability claims as part of the amended settlements, but believe that settling the case quickly is in the best interests of the Company in order for management to more effectively proceed with its strategic business plans. Under the settlement agreement, On-Point would be permitted to issue shares equal to $950 thousand in value on the date the shares are required to be issued to the class, which is estimated would occur within twelve months, and $50 thousand of cash.

             On April 21, 2000, an action was filed against On-Point in U.S. District Court, Southern District of Ohio, by Interlott. The action alleges that On-Point breached a Settlement Agreement and Mutual Release dated May 30, 1991 with Interlott in that On-Point was using elements of Interlott's technology in On-Point's new PlayPoint technology. We believe Interlott's suit to be without merit. The case has been temporarily stayed by order of the court due to the pending transaction to sell the Company's Lottery Assets to Interlott.

4. Provisions for Income Taxes No provisions or benefits for federal or state income taxes have been made for the three-month period ended March 31, 2001 and 2000. No significant changes have occurred to operating loss carry forwards and net deferred income tax assets since December 31, 2000 (see Note 8 of Notes to Consolidated Financial Statements in On-Point's Form 10-KSB for the year ended December 31, 2000).

5. Per Share Information In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings per Share" establishing standards for computing and presenting Basic Earnings Per Share ("Basic EPS") and Diluted Earnings Per Share ("Diluted EPS"). Basic EPS is computed on the basis of the weighted average shares of common stock outstanding plus contingently issuable shares. Diluted EPS is computed on the basis of weighted average shares outstanding plus contingently issuable shares and the additional common shares that would have been outstanding if dilutive potential common shares had been issued, using the treasury stock method. At March 31, 2001 and 2000, 1,245 thousand and 1,241 thousand, respectively, options and warrants were not factored into the calculation due to antidilution.

6. Long Term Debt As of March 31, 2001, current notes payable consisted of notes to certain private lenders in the amount of $1.23 million, including $130 thousand from the Company's chief executive officer, all of which mature on February 15, 2002 with interest-only payable quarterly at 10% per annum, and a note to GTECH Corporation in the amount of $750 thousand, which matures with interest at 10% per annum on February 15, 2002.
             As of March 31, 2001, long-term debt consisted of amounts outstanding under a $10 million revolving line of credit. The available borrowings under the line are subject to a number of restrictions and conditions (see Note 4 of Notes to Consolidated Financial Statements in the 2000 Form 10-KSB). As of March 31, 2001, On-Point had available approximately $4.0 million under the credit line of which approximately $3.9 million had been borrowed.

7. Shareholders Equity The decrease in shareholder's equity from $8.1 million at December 31, 2000 to $7.8 million at March 31, 2001 was the result of a net loss of $295 thousand for the first quarter.